Exhibit 10.39

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

(SERIES 2015-A VARIABLE FUNDING NOTES)

dated as of February 3, 2015

among

ONEMAIN FINANCIAL WAREHOUSE TRUST

as the Issuer

ONEMAIN FINANCIAL WAREHOUSE, LLC

as Depositor

ONEMAIN FINANCIAL, INC.,

as Servicer,

WELLS FARGO BANK, N.A.,

as Indenture Trustee

ONEMAIN FINANCIAL HOLDINGS, INC.

THE PURCHASERS FROM TIME TO TIME PARTY HERETO,

and

CITIBANK, N.A.,

as Administrative Agent

-i-

-ii-

SECTION			PAGE
SCHEDULES
SCHEDULE I	—	List of Conduit Purchasers and Committed Purchasers

EXHIBITS

EXHIBIT A	—	Form of Funding Notice
EXHIBIT B	—	Form of Optional Prepayment Notice
EXHIBIT C	—	Form of Voluntary Decrease Notice
Exhibit D	—	Form of Assignment and Assumption Agreement

-iii-

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of February 3, 2015 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made by and among:

(a) ONEMAIN FINANCIAL WAREHOUSE TRUST, a statutory trust created under the laws of Delaware (the “Issuer”),

(b) ONEMAIN FINANCIAL WAREHOUSE, LLC, a limited liability company formed under the laws of Delaware (the “Depositor”),

(c) ONEMAIN FINANCIAL, INC., a Delaware corporation, as servicer (in such capacity, the “Servicer”),

(d) ONEMAIN FINANCIAL HOLDINGS, INC., a Delaware corporation, solely with respect to Section 9.21 hereof,

(e) WELLS FARGO BANK, N.A., a national banking association, as Indenture Trustee (in such capacity, the “Indenture Trustee”),

(f) the several asset-backed commercial paper conduits administered by the Committed Purchasers (defined below) or Affiliates thereof listed on Schedule I as Conduit Purchasers (if any) and their respective permitted successors and assigns (each, a “Conduit Purchaser” and, collectively, the “Conduit Purchasers”),

(g) the several banks and other financial institutions listed on Schedule I as Committed Purchasers and their respective permitted successors and assigns (each, a “Committed Purchaser” and, collectively, the “Committed Purchasers”),

(h) for each Purchaser Group, the financial institution set forth opposite the name of such Purchaser Group on Schedule I as Funding Agent and its permitted successors and assigns (each, the “Funding Agent” with respect to such Purchaser Group and, collectively, the “Funding Agents”), and

(i) CITIBANK, N.A., in its capacity as administrative agent for the Conduit Purchasers and the Committed Purchasers (together with its permitted successors and assigns in such capacity, the “Administrative Agent”).

BACKGROUND

1. The Issuer, the Issuer Loan Trustee, Wells Fargo Bank, N.A., a national banking association, as account bank, and the Indenture Trustee entered into the Indenture as of the Closing Date, pursuant to which the Issuer will issue one or more Series A Notes.

2. The Issuer will, concurrently with the execution and delivery of this Agreement and satisfaction of the conditions hereunder to the issuance of the Series A Notes, issue the Series A Notes to the Funding Agent for each Purchaser Group, and each Purchaser hereby agrees to make advances from time to time (each, a “Series A Advance”) to the Issuer in accordance with the Indenture and this Agreement, with the Initial Advance together with each subsequent Advance, to constitute Increases to be reflected in the outstanding principal amount on its respective Series A Note, all of which Advances (including the Initial Advance) will constitute Increases, and all of which Advances (including the Initial Advance) will be evidenced by the Series A Notes purchased in connection herewith and will constitute purchases of the portion of the Series A Note Balance corresponding to the amount of such Series A Advances. Subject to the terms and conditions of this Agreement, each Purchaser is willing to commit to make Series A Advances from time to time in an aggregate outstanding amount up to its respective maximum Commitment until the Revolving Period Termination Date. Each of the Depositor and the Servicer has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Depositor or as Servicer, as the case may be, for the benefit of each Purchaser.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Certain capitalized terms in this Agreement are defined in and shall have the respective meanings assigned to them in Schedule II (the “Definitions Schedule”) to the Sale and Servicing Agreement of even date herewith among OneMain Financial Warehouse, LLC, as the Depositor, Wells Fargo Bank, N.A., not in its individual capacity, but solely as loan trustee for the benefit of the Depositor (the “Depositor Loan Trustee”), the Servicer, the Subservicers party thereto, the Issuer and the Issuer Loan Trustee. In addition, the following terms shall have the following meanings and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Acquiring Purchaser” shall have the meaning set forth in Section 9.17(a).

“Additional Step-Up Margin” shall mean, on any day, if the then-current rating assigned to the Notes by DBRS is BBB (high) or lower or if DBRS is not rating the Notes, 1.00% per annum (if the rating assigned to the Notes by DBRS on such day is higher than BBB (high), then the Additional Step-Up margin shall be zero).

“Adjusted LIBOR” shall mean, for any Interest Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

Adjusted LIBOR=	LIBOR
1.00 – Eurodollar Reserve Percentage

Adjusted LIBOR for any Interest Period for LIBOR Advances will be determined by the related Funding Agent on the basis of the Eurodollar Reserve Percentage in effect one (1) Business Day before the first day of such Interest Period.

“Administrative Agent Fee” shall mean $100,000 per annum payable to the Administrative Agent monthly in arrears in twelve equal installments of $8,333.33 on each

Payment Date; provided, that the installment payable on the initial Payment Date shall be equal to the product of the annual fee payable multiplied by the quotient of the number of months elapsed between the Closing Date to but excluding such Payment Date divided by 12 (assuming a year of twelve 30-day months).

“Affected Entity” shall mean (i) any Purchaser, (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Purchaser, or (iii) any bank holding company in respect of any of the foregoing.

“Aggregate Unpaids” shall have the meaning set forth in Section 5.01.

“Alternate Purchaser” shall mean a Purchaser other than a Conduit Purchaser.

“Applicable Margin” shall mean 2.15% per annum.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Purchaser, (b) an Affiliate of a Purchaser or (c) an entity or an Affiliate of an entity that administers or manages a Purchaser.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit D.

“Base Rate” shall mean, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 0.50%, and (iii) one-month Adjusted LIBOR. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted LIBOR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Rate or Adjusted LIBOR, respectively. Changes in the rate of interest on that portion of any Series A Advances maintained as Base Rate Advances will take effect simultaneously with each change in the Base Rate.

“Base Rate Tranche” shall mean that portion of the Series A Note Balance purchased or maintained with Series A Advances which bear interest by reference to the Base Rate.

“Base Yield Rate” means, with respect to a Purchaser on any day, the sum of (i) the Base Rate and (ii) the Applicable Margin.

“Borrowing” shall have the meaning set forth in Section 2.02(b).

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking

Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Commitment” shall mean, as to each Purchaser Group, the obligation of such Committed Purchaser to fund, subject to the conditions precedent set forth herein and in the Indenture, on any Funding Date during the Revolving Period, its pro rata purchase of the Series A Advance in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Committed Purchaser’s name on Schedule I, as the same may be reduced pursuant to any assignment; provided, that the Commitment will be ratably reduced for each Committed Purchaser to the extent the Series A Maximum Principal Amount is reduced pursuant to Section 2.13 of the Indenture; and provided, further, that the Commitment of such Committed Purchaser is subject to such Purchaser’s option set forth in Section 2.07.

“Commitment Percentage” shall mean, on any date of determination, with respect to any Purchaser Group, the ratio, expressed as a percentage, which the aggregate Commitment of the members of such Purchaser Group bears to the Series A Maximum Principal Amount on such date.

“Committed Purchaser” shall have the meaning set forth in the recitals hereto.

“Conduit Purchaser” shall have the meaning set forth in the recitals hereto.

“Confidential Information” for purposes of this Agreement, shall have the meaning set forth in Section 9.12(c).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“CP Cost of Funds Rate” shall mean, with respect to each Conduit Purchaser for any day during any Interest Period, the per annum rate equivalent to the weighted average of the per annum rates at which all commercial paper notes issued by such Conduit Purchaser to fund or maintain its Series A Advances were sold, whether specifically issued or allocated in whole or in part by such Conduit Purchaser to fund or maintain the Series A Advances made by such Conduit Purchaser during such period, as determined by their respective Funding Agent (on behalf of such Conduit Purchaser), including (x) the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the related Committed Purchasers (on behalf of such Conduit Purchaser), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Conduit Purchaser’s commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of such commercial paper, and (z) the costs of other borrowings by such Conduit Purchaser including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Cost of Funds Rate, the respective Funding Agent for such Conduit Purchaser shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“CP Tranche” shall mean that portion of the Series A Note Balance purchased or maintained with Series A Advances which bear interest by reference to the CP Cost of Funds Rate.

“CP Yield Rate” means, for any day with respect to a Purchaser, the sum of (i) the CP Cost of Funds Rate applicable to such Purchaser for such day and (ii) the Drawn Margin.

“CRR” means the Capital Requirements Regulation (Regulation (EU) No 575/2013), as amended.

“Default Margin” means, for any day, if an Event of Default is continuing on such day, 2.00% per annum (if no Event of Default is continuing on such day, the “Default Margin” shall be zero).

“Defaulting Purchaser” shall mean, subject to Section 9.04(b), any Committed Purchaser that (a) has failed to (i) fund all or any portion of its Series A Advances on the date such Series A Advances were required to be funded hereunder (and not otherwise funded by another Purchaser in its Purchaser Group) unless such Purchaser notifies the Administrative Agent, the Indenture Trustee and the Issuer in writing that such failure is the result of such Purchaser’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Purchaser any other amount required to be paid by it hereunder (and not otherwise paid by another Purchaser in its Purchaser Group) within two Business Days of the date when due, (b) has notified the Issuer or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Purchaser’s obligation to fund a Series A Advance hereunder and states that such position is based on such Purchaser’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (c) has become the subject of an Insolvency Event. Any determination by the Administrative Agent that a Purchaser is a Defaulting Purchaser under any one or more of clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Purchaser shall be deemed to be a Defaulting Purchaser (subject to Section 9.04(b)) upon delivery of written notice of such determination to the Issuer, the Servicer, the Indenture Trustee and each Purchaser; provided, however, that the designation of a Committed Purchaser as a Defaulting Purchaser under clause (a)(ii) shall be in the sole discretion of the Administrative Agent. For the avoidance of doubt, a Purchaser exercising its option pursuant to Section 2.07 shall not be deemed a Defaulting Purchaser.

“Drawn Margin” means 2.15% per annum.

“Eligible Assignee” shall mean (a) any Purchaser listed on the signature page of the Agreement; (b) any Affiliate of any Purchaser; (c) any Approved Fund; and (d) any other Person that meets the requirements to be an assignee under Section 9.17 (subject to receipt of such consents, if any, as may be required for the assignment to such Person under Section 9.17); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include (1) the Issuer or any of Holdings’ Affiliates or subsidiaries, provided that for so long as Holdings is an Affiiate of Citigroup Inc., “Eligible Assignee” shall include any Affiliate of Citigroup Inc. other than Holdings or any of its subsidiaries, (2) any Defaulting Purchaser or any of its Subsidiaries, or any Person who, upon becoming a Purchaser hereunder, would constitute a Defaulting Purchaser or a Subsidiary thereof, (3) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), (4) competitors of OneMain Financial Holdings, Inc. and its subsidiaries, specified in writing to the Administrative Agent by the Servicer from time to time or (5) any Person who does not satisfy the Ongoing Ratings Requirement.

“Eurodollar Reserve Percentage” shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Purchaser, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in a Series A Note pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in such Series A Note (other than pursuant to an assignment request by the Issuer under Section 3.09) or (ii) such Purchaser changes its lending office or causes any other domestic or foreign Affiliate to fund a Series A Advance, except in each case to the extent that, pursuant to Section 3.08, amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office or caused such domestic or foreign Affiliate to fund a Series A Advance, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.08(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1.0%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1.0%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“FRB” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Agent” shall have the meaning set forth in the recitals hereto.

“Funding Agreement” means any agreement or instrument executed by any liquidity provider, credit enhancement provider or other provider of back-up purchase support or facilities with or for the benefit of any Purchaser.

“Funding Date” shall mean each date on which a Borrowing made hereunder occurs, which, in the case of the Initial Advance, shall be a Business Day, or in the case of any subsequent Series A Advance, shall be a Payment Date.

“Funding Notice” shall have the meaning set forth in Section 2.03(a).

“Indemnified Amounts” shall have the meaning set forth in Section 9.06(b).

“Indemnified Parties” shall have the meaning set forth in Section 9.06(b).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Advance” shall mean the Series A Advances made under this Agreement as part of the initial Borrowings.

“LIBOR” shall mean, (i) the rate per annum determined by the related Funding Agent at approximately 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the beginning of the relevant Interest Period to be the offered rate that appears on the page of the Reuters screen (or any successor thereto) that displays an average ICE Benchmark Administration Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if the rate referenced in the preceding clause (i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the related Funding Agent at approximately 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the beginning of the relevant Interest Period to be the offered rate on such other page or other service that displays an average ICE Benchmark Administration Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, “LIBOR” shall be the interest rate per annum determined by such Funding Agent to be the rate per annum at which deposits in Dollars are offered by the Administrative Agent in London to major banks in the London interbank eurodollar market at their at or about 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the LIBOR Advances to be outstanding during such Interest Period and for a period equal to such Interest Period. In respect of any Interest Period which is not thirty (30) days in duration, LIBOR shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the preceding sentence, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Interest Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Interest Period; provided, further, to the extent that the interest rate ascertainable pursuant to the foregoing provisions of this definition is less than zero, “LIBOR” shall be deemed to be zero.

“LIBOR Advance” shall mean, a Series A Advance which bears interest at all times during the Interest Period applicable thereto at a fixed rate of interest determined by reference to Adjusted LIBOR.

“LIBOR Tranche” shall mean that portion of the Series A Note Balance purchased or maintained with LIBOR Advances.

“LIBOR Yield Rate” means, with respect to a Purchaser on any day, the sum of (i) Adjusted LIBOR and (ii) the Applicable Margin.

“Margin Stock” shall mean “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

“Minimum Issuance Margin” means, on any day, if the Minimum Issuance Requirement is not satisfied on such day, 1.00% per annum (if the Minimum Issuance Requirement is satisfied on such day, the “Minimum Issuance Margin” shall be zero).

“Non-Consenting Purchaser” shall mean any Purchaser Group that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Noteholders in accordance with the terms of Section 9.02 of the Indenture and (ii) has been approved by the Required Noteholders.

“Ongoing Ratings Requirement” shall mean, with respect to any financial institution, that such financial institution has (i) a short-term unsecured debt rating of “A-3” or better by Standard & Poor’s or, if such financial institution does not have a short-term unsecured debt rating from S&P, has a long-term unsecured debt rating of “BBB” or better from S&P, (ii) a short-term unsecured debt rating of “P-3” by Moody’s Investors Service, Inc. (“Moody’s”) or, if such financial institution does not have a short-term unsecured debt rating from Moody’s, has a long-term unsecured debt rating of “Baa3” or better from Moody’s and (iii) to the extent applicable, a short-term unsecured debt rating of “F-2” or better by Fitch, Inc. (“Fitch”) or, if such financial institution does not have a short-term unsecured debt rating from Fitch, has a long-term unsecured debt rating of “BBB” or better from Fitch.

“Optional Prepayment Amount” shall have the meaning specified in Section 2.03(b).

“Optional Prepayment Date” shall have the meaning specified in Section 2.03(b).

“Optional Prepayment Notice” shall have the meaning specified in Section 2.03(b).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Series A Note or Transaction Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.09).

“Participant” shall have the meaning specified in Section 9.03(a).

“Participant Register” shall have the meaning specified in Section 9.03(a).

“Prime Rate” shall mean, for any day, the prime commercial lending rate published in The Wall Street Journal for such day, such rate to change as and when such designated rate changes.

“Purchaser” shall mean each Conduit Purchaser or Committed Purchaser.

“Purchaser Daily Yield” means, with respect to a Purchaser on any day, the sum of

(a) the result of (i) the product of (A) the CP Yield Rate as of such day and (B) the amount of the CP Tranche funded by such Purchaser as of the close of business on such day divided by (ii) 360;

(b) the result of (i) the product of (A) the Base Yield Rate as of such day and (B) the amount of the Base Rate Tranche funded by such Purchaser as of the close of business on such day divided by (ii) 365 (or 366 during a leap year);

(c) the result of (i) the product of (A) the LIBOR Yield Rate as of such day and (B) the amount of the LIBOR Tranche funded by such Purchaser as of the close of business on such day divided by (ii) 360; and

(d) the result of (i) the product of (A) the Series A Note Balance funded by such Purchaser as of the close of business on such day and (B) the sum of (1) the Minimum Issuance Margin, if applicable, (2) the Step-up Margin, if applicable, (3) the Default Margin, if applicable, and (4) the Additional Step-Up Margin, if applicable (provided that, at any time the Default Margin shall be applicable, no Step-up Margin shall be payable, and, at any time the Default Margin or the Step-up Margin shall be applicable, no Minimum Issuance Margin shall be payable), divided by (ii) 360.

“Purchaser Group” shall mean (i) in the case of a Purchaser Group containing a Conduit Purchaser, such Conduit Purchaser and the Committed Purchaser(s) with respect to such Conduit Purchaser, or (ii) otherwise, a Committed Purchaser.

“Purchaser Percentage” shall mean, on any date, with respect to any Purchaser Group, the percentage equivalent of a fraction, the numerator of which is the Commitment of the Committed Purchaser in such Purchaser Group on such date and the denominator of which is the Series A Maximum Principal Amount on such date, as the same may be adjusted pursuant to Section 2.13 of the Indenture. The Purchaser Percentage for each Purchaser Group as of the Closing Date is identified on Schedule I hereto.

“Ratings Requirement” shall mean with respect to any financial institution, that such financial institution has (i) a short-term unsecured debt rating of “A-2” or better by Standard & Poor’s or, if such financial institution does not have a short-term unsecured debt rating from Standard & Poor’s, has a long-term unsecured debt rating of “A-” or better from Standard & Poor’s, (ii) a short-term unsecured debt rating of “P-2” by Moody’s or, if such financial institution does not have a short-term unsecured debt rating from Moody’s, has a long-term unsecured debt rating of “Baa2” or better from Moody’s and (iii) to the extent applicable, a short-term unsecured debt rating of “F1” or better by Fitch or, if such financial institution does not have a short-term unsecured debt rating from Fitch, has a long-term unsecured debt rating of “A-” or better from Fitch.

“Recipient” shall mean (a) any Funding Agent, or (b) any Purchaser, as applicable.

“Register” shall have the meaning specified in Section 9.17(d).

“Retained Interest” shall have the meaning specified in Section 9.21(c).

“Risk Retention Requirements” means (i) Articles 404-410 of the CRR, as supplemented by Commission Delegated Regulation (EU) No 625/2014 of 13 March 2014 and Commission Implementing Regulation (EU) No 602/2014 of 4 June 2014; (ii) any guidelines or related documents published in relation thereto from time to time by the European Banking Authority (or successor agency or authority) and adopted by the European Commission; and (iii) to the extent informing the interpretation of the requirements referred to in clauses (i) and (ii) above, the guidelines and related documents previously published by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors) which as at the date hereof continue to apply to the CRR.

“Series A Advance” shall have the meaning set forth in paragraph 2 of the recitals hereto.

“Series A Maximum Principal Amount” shall mean, on the Closing Date, $3,000,000,000, and on any date of determination after the Closing Date, $3,000,000,000 minus the aggregate principal amount of all Decreases made pursuant to Section 2.13 of the Indenture.

“Step-up Margin” means, on any day, if such day occurs on or after the earlier of (1) the Payment Date immediately following the Revolving Period Termination Date and (2) the occurrence of an Early Amortization Event, 1.00% per annum (if the Revolving Period Termination Date or an Early Amortization Event has not occurred prior to such day, the “Step-up Margin” shall be zero).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Percentage” shall have the meaning set forth in Section 3.09(b).

“Undrawn Margin” shall have the meaning set forth in Section 3.02(a).

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Voluntary Decrease Notice” shall have the meaning specified in Section 2.03(c).

“Withholding Agent” shall mean the Issuer, any applicable Funding Agent and the Administrative Agent.

“Yield” means, for each Interest Period (or portion thereof), the sum of the aggregate Purchaser Daily Yields for all Purchasers with respect to each day during such Interest Period (or such portion thereof); provided, however, that Yield shall not be considered paid by any distribution if at any time such distribution is returned or must be rescinded for any reason. Without limiting the generality of the foregoing, Yield shall include interest that accrues after the commencement of an Insolvency Event with respect to the Issuer.

ARTICLE II

PURCHASE AND SALE OF SERIES A NOTES

Section 2.01. Initial Issuance of Series A Notes. On the terms and conditions set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Issuer shall issue the Series A Notes on the Closing Date in the maximum aggregate principal amount equal to the Series A Maximum Principal Amount and shall cause each Funding Agent (on behalf of its Purchaser Group) to receive a Series A Note in a maximum principal amount equal to the maximum Commitment of its related Purchaser Group, registered in the name of the respective Funding Agent or its nominee, as agent for the related Conduit Purchaser and the Committed Purchaser(s), or in such other name as the respective Funding Agent may request, and duly authenticated in accordance with the provisions of the Indenture.

Section 2.02. Series A Advances.

(a) Effective as of the Closing Date, each Committed Purchaser agrees, subject to the terms and conditions set forth herein and in the Indenture, each Conduit Purchaser, if any, may, in its sole discretion, agree to fund, and if such Conduit Purchaser determines that it will not fund, or, if there is no Conduit Purchaser with respect to any Purchaser Group, the Committed Purchaser with respect to such Purchaser Group, agrees to fund, its share of a Series A Advance on a Funding Date during the Revolving Period upon the request of the Issuer in accordance with Section 2.03(a), and each such Series A Advance shall be made ratably by each Purchaser Group based on the respective Commitment Percentage of such Purchaser Group; provided, however, that no Series A Advance shall be required or permitted to be made by any Purchaser in a Purchaser Group on any date if, after giving effect to such Series A Advance, (i) the portion of the Series A Note Balance funded by such Purchaser Group (including the amount of all unfunded Series A Advances delayed by such Purchaser Group, if any, as of such date) would exceed the Commitment for such Purchaser Group, (ii) the Series A Note Balance (including the amount of all unfunded Series A Advances delayed by a Purchaser Group, if any, as of such date) would exceed the Series A Maximum Principal Amount, or (iii) such Series A Advance would result in an Overcollateralization Event or the other conditions set forth in Section 7.03 not being satisfied.

(b) Each of the Series A Advances to be made on any Funding Date shall be made singly as part of a single borrowing (each such single borrowing being a “Borrowing”). Subject to the terms of this Agreement and the Indenture, the Issuer may borrow, repay or prepay and reborrow Series A Advances from time to time, and the aggregate principal amount of the Series A Advances represented by the Series A Notes may be correspondingly increased or decreased from time to time subject to the terms of this Agreement and the Indenture.

Section 2.03. Procedures for Borrowings, Prepayments and Decreases.

(a) Subject to the terms of this Agreement and the Indenture, whenever the Issuer (acting at the direction of the Depositor) requests a Series A Advance, the Issuer shall (or shall cause the Servicer to) notify the Administrative Agent and the Indenture Trustee upon written or fax notice substantially in the form of Exhibit A hereto (such notice, a “Funding Notice”) delivered to the Administrative Agent and the Indenture Trustee no later than 4:00 p.m., New York City time, on the second (2nd) Business Day prior to the proposed Borrowing (which Borrowing date shall be a Funding Date). Each such Funding Notice shall be irrevocable and shall in each case refer to this Agreement and specify the aggregate amount of the requested Borrowing to be made on such date. Each Borrowing shall be in an aggregate principal amount of at least $1,000,000 and integral multiples of $100,000 in excess thereof in the aggregate and at least $100,000 and integral multiples of $10,000 in excess thereof per Purchaser Group. Following receipt of a Funding Notice, the Administrative Agent shall promptly notify each Funding Agent of the portion of such Borrowing to be funded by the related Purchaser Group and the proposed Funding Date. Each Funding Agent shall promptly advise its related Conduit Purchaser, if any, or if the related Purchaser Group does not include a Conduit Purchaser, the relevant Committed Purchaser(s) comprising such Purchaser Group, of any notice given pursuant to this Section 2.03(a). Each Conduit Purchaser may, or its related Committed Purchaser shall, or if there is no Committed Purchaser with respect to such Purchaser Group, the Committed Purchaser(s) with respect to such Purchaser Group shall, in each case, subject to satisfaction of the applicable conditions set forth in Section 7.03 (and, if such Borrowing is the Initial Advance, Section 7.02), make the amount of its Series A Advance available to the Issuer by wire transfer of such funds to the Principal Distribution Account no later than 2:00 p.m. (New York time) on such Funding Date.

(b) The Issuer (acting at the direction of the Depositor) may from time to time on any Business Day on or prior to the Revolving Period Termination Date, prepay the Series A Note Balance (an “Optional Prepayment”), in whole or in part, upon written or fax notice substantially in the form of Exhibit B hereto (such notice, an “Optional Prepayment Notice”) to the Administrative Agent and the Indenture Trustee before 12:00 p.m., New York City time, on the third Business Day prior to the proposed date of the Optional Prepayment; provided, however, that each partial prepayment shall be in a principal amount of at least $1,000,000 and integral multiples of $100,000 in excess thereof, or, if less, the entire principal amount thereof then outstanding. Each Optional Prepayment Notice shall be irrevocable and shall specify the prepayment date (each, an “Optional Prepayment Date”) and the principal amount of the Series A Note Balance to be prepaid (the “Optional Prepayment Amount”) and the Issuer shall make such prepayment on such day as specified in the Optional Prepayment Notice. The Administrative Agent shall promptly notify each Funding Agent (which will promptly notify its related Purchaser Groups) of any Optional Prepayment Notice and of the amount of the related Purchaser Group’s ratable portion of such prepayment (based on such Purchaser Group’s Commitment Percentage). Each Funding Agent shall, promptly after receipt of an Optional Prepayment Notice but in any case no later than 12:00 p.m., New York City time, on the second Business Day prior to the proposed Optional Prepayment Date, inform the Administrative Agent as to the Yield payable with respect to its related Purchaser Group’s portion of the Optional Prepayment, and the Administrative Agent shall inform the Issuer and the Servicer of the aggregate Yield payable with respect to such Optional Prepayment Amount no later than 12:00 p.m., New York City time, on the Business Day prior to the proposed Optional Prepayment Date.

(c) The Issuer (acting at the direction of the Depositor) may from time to time on any Business Day effect a Voluntary Decrease of the aggregate Purchasers’ Commitment pursuant to Section 2.13(b) of the Indenture, upon written or fax notice substantially in the form of Exhibit C hereto (such notice, a “Voluntary Decrease Notice”) to the Administrative Agent and the Indenture Trustee before 4:00 p.m., New York City time on the fifth (5th) Business Day prior to the proposed Voluntary Decrease Date; provided that Issuer on or before the effective time of such Voluntary Decrease in the Commitment prepays any outstanding principal amount of the Series A Note Balance as required to ensure that the outstanding principal amount following such Voluntary Decrease does not exceed the then applicable aggregate Purchasers’ Commitment.

(d) If a Decrease Prepayment Amount is payable with respect to a Stepdown, then written or fax notice substantially in the form of a Voluntary Decrease Notice, shall be provided by the Issuer (or the Servicer acting on its behalf) to the Administrative Agent and the Indenture Trustee before 4:00 p.m., New York City time on the fifth (5th) Business Day prior to the applicable Stepdown date.

(e) Each notice delivered pursuant to Section 2.03(c) or 2.03(d) shall be irrevocable and shall specify the applicable Voluntary Decrease Date or Stepdown Date, the amount of the Voluntary Decrease or Stepdown, the Series A Maximum Principal Amount after giving effect to such Decrease, and the Decrease Prepayment Amount to be paid pursuant to Section 2.13(c) of the Indenture, if any, as a result of such Decrease. The Administrative Agent shall promptly notify each Funding Agent (which will promptly notify its related Purchaser Groups) of any notice delivered pursuant to this Section 2.03(c) or 2.03(d) and, if a Decrease Prepayment

Amount is payable with respect thereto, of the amount of its ratable portion of such principal prepayment (based on such Purchaser Group’s Commitment Percentage). Each Funding Agent shall, promptly after receipt of any such notice, but in any case no later than 12:00 p.m., New York City time, on the second Business Day prior to the Voluntary Decrease Date or Stepdown date, as applicable, inform the Administrative Agent as to the Yield payable with respect to its related Purchaser Group’s portion of the Decrease Prepayment Amount, and the Administrative Agent shall inform the Issuer, the Indenture Trustee and the Servicer of the aggregate Yield payable with respect to such Decrease Prepayment Amount no later than 12:00 p.m., New York City time, on the Business Day prior to the Voluntary Decrease Date or Stepdown date, as applicable.

(f) All Optional Prepayments and prepayments in connection with Decreases shall be subject to Section 3.06 but shall otherwise be without premium or penalty. All Optional Prepayments and payments of a Decrease Prepayment Amount shall be accompanied by accrued and unpaid Yield, Undrawn Margin, and fees on the Series A Note Balance to be prepaid to but excluding the applicable Optional Prepayment Date, Voluntary Decrease Date or Stepdown date. All Optional Prepayment Amounts and Decrease Prepayment Amounts shall be paid to the Funding Agents in the manner specified in Section 2.13(d) of the Indenture. Other than in respect of any such payment of Optional Prepayment Amounts and Decrease Prepayment Amounts that occurs on a Payment Date pursuant to Section 8.06(a)(viii) or Section 8.06(b)(i)(B) of the Indenture, the Issuer may only use Reinvestable Collection Amounts, amounts on deposit in the Principal Distribution Account and other unrestricted cash in order to make such payments of principal and any accrued and unpaid Yield, Undrawn Margin, and fees on the Series A Note Balance to be prepaid (including, without limitation, amounts held in the Depositor Contribution Account for such purpose).

Section 2.04. The Series A Notes. On each date a Series A Advance is funded under the Series A Notes pursuant to this Agreement, and on each date the Series A Note Balance is reduced, each Funding Agent shall make appropriate notations in its books and records of the amount of the Series A Note Balance funded by its Purchaser Group and the amount of such reduction, as applicable. The Issuer hereby authorizes each Funding Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on the Issuer absent manifest error; provided, however, that in the event of a discrepancy between the books and records of such Funding Agent and the records maintained by the Indenture Trustee pursuant to the Indenture, such discrepancy shall be resolved by such Funding Agent and the Indenture Trustee.

Section 2.05. [RESERVED].

Section 2.06. Effect of Decreases. Any Decrease in the Series A Maximum Principal Amount as a result of a Stepdown occurring pursuant to Section 2.13(a) of the Indenture, or a Voluntary Decrease pursuant to Section 2.13(b) of the Indenture, shall in each case be allocated to reduce the respective Commitment of each Purchaser Group ratably based on the respective Commitment Percentage of each Purchaser Group.

Section 2.07. Delayed Funding Option. Any Purchaser may delay its funding of its ratable portion of any requested Series A Advance for up to thirty-five (35) days at its sole discretion by providing written or fax notice thereof (the “Delayed Funding Notice”) to the Issuer, the Servicer, the Indenture Trustee and the Administrative Agent delivered no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the proposed Funding Date. Such Purchaser shall also include in the Delayed Funding Notice the portion of such Series A Advance (such amount as specified in the Delayed Funding Notice, the “Delayed Amount”) that such Purchaser has elected to fund on a Business Day that is on or before the thirty-fifth (35th) day following the requested Funding Date (such date as specified in the Delayed Funding Notice, the “Delayed Funding Date”). Such Purchaser shall be obligated to fund the Delayed Amount (less any Delayed Amount Reductions in accordance with Section 2.13(d) of the Indenture) on the related Delayed Funding Date, unless the Issuer has provided prior notice to the Administrative Agent, the relevant Purchaser and the Indenture Trustee that it is unable to satisfy the conditions set forth in Section 7.03 (other than the conditions set forth in Section 7.03(b) and (c)) or, for the avoidance of doubt, the Delayed Amount Reduction is equal to the Delayed Amount. The Issuer agrees to promptly notify, in advance of any Delayed Funding Date, the Administrative Agent, the relevant Purchaser and the Indenture Trustee if it is unable to satisfy such conditions. Any delaying Purchaser shall be subject to the provisions of Section 3.09 hereof.

ARTICLE III

INTEREST AND FEES

Section 3.01. Interest.

(a) Each Series A Advance funded or maintained by a Conduit Purchaser during the related Interest Period (i) through the issuance of promissory notes issued by, or for the benefit of, such Conduit Purchaser in the commercial paper market shall bear interest at the CP Yield Rate and (ii) through means other than the issuance of promissory notes issued by, or for the benefit of, such Conduit Purchaser in the commercial paper market shall bear interest at the LIBOR Yield Rate (unless otherwise provided in Section 3.03 or 3.04); plus, in each case, any applicable Default Margin, Step-Up Margin, Minimum Issuance Margin and/or Additional Step-Up Margin. Each Series A Advance funded or maintained by an Alternate Purchaser during the related Interest Period shall bear interest at the LIBOR Yield Rate (unless otherwise provided in Section 3.03 or 3.04) plus any applicable Default Margin, Step-Up Margin, Minimum Issuance Margin and/or Additional Step-Up Margin. Each Funding Agent shall give written notice to the Administrative Agent of the applicable Yield (and a calculation of such amount in reasonable detail, including the applicable CP Cost of Funds Rate, if any) for each Series A Advance made by its Purchaser Group by 11:00 a.m., New York City time, on the third Business Day immediately preceding the Monthly Determination Date, and otherwise upon reasonable request by the Issuer, the Servicer or the Administrative Agent (and the Administrative Agent shall forward the same to the Servicer and the Indenture Trustee, together with a reasonably detailed calculation of the blended average Yield for the current Interest Period, no later than 3:00 p.m., New York City time, on the Business Day preceding each Monthly Determination Date).

(b) Yield and Undrawn Margin on the principal amount of each Series A Advance, shall be due and payable on each Payment Date in accordance with the provisions of the Indenture.

(c) Whenever any payment of interest or principal in respect of any Series A Advance shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (other than as provided in the definition of Interest Period) and such extension of time shall be included in the computation of the amount of interest owed.

(d) Each determination by the Administrative Agent or the Funding Agent, as applicable, of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.02. Fees.

(a) On each Payment Date on or prior to the Revolving Period Termination Date, the Issuer shall pay to each Funding Agent in accordance with the Indenture, for the account of its Purchaser Group, an undrawn facility fee (the “Undrawn Margin”) in arrears equal to the product of (x) 0.60% times (y) the excess of (i) 100% of the Commitment of its Purchaser Group over (ii) 100% of the daily average Series A Note Balance funded by its Purchaser Group during the related Interest Period (or in the case of the first Payment Date occurring following the Closing Date, the number of days in the period from and including the Closing Date to but excluding such first Payment Date), times (z) the number of days in the related Interest Period divided by 360 (or in the case of the first Payment Date occurring following the Closing Date, the number of days in the period from and including the Closing Date to but excluding such first Payment Date).

(b) On each Payment Date, the Issuer shall pay to the Administrative Agent the applicable Administrative Agent Fee for such date in accordance with the Indenture.

(c) On the Closing Date, the Issuer shall pay to each Funding Agent for the account of its respective Purchaser Group, a commitment fee equal to the product of (i) 0.40% and (ii) such Purchaser Group’s Commitment.

(d) On the Closing Date, the Issuer shall pay to Citigroup Global Markets Inc. the structuring fee specified in the applicable fee letter.

Section 3.03. Eurodollar Lending Unlawful. If a Purchaser shall reasonably determine (which determination shall, upon notice thereof to the Administrative Agent, the applicable Funding Agent, the Servicer and the Issuer, be conclusive and binding on the Issuer absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Purchaser to make, continue, or maintain any Series A Advance as the LIBOR Tranche of such Series A Advance, the obligation of such Person to make, continue or maintain any such Series A Advance as the LIBOR Tranche of such Series A Advance shall, upon such determination, forthwith be suspended, and if such notice asserts the illegality of such Person making or maintaining Series A Advances the interest rate on which is determined by reference to the LIBOR component of the Base Rate, the interest rate on which the Series A

Advances of such Purchaser shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR component of the Base Rate, in each case, until such Person shall notify the Administrative Agent, the applicable Funding Agent, the Servicer and the Issuer that the circumstances causing such determination no longer exist, and such Purchaser shall immediately convert all Series A Advances of any such Purchaser, as applicable, into the Base Rate Tranche of such Series A Advance at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion (the interest rate on which Series A Advances of such Purchaser shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR component of the Base Rate).

Section 3.04. Deposits Unavailable. If the Administrative Agent shall have reasonably determined that:

(a)(i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of the LIBOR Tranche of any Series A Advance; or

(b) adequate means do not exist for ascertaining the interest rate applicable hereunder to the LIBOR Tranche of any Series A Advance; or

(c) the Administrative Agent determines that, with respect to any interest rate otherwise applicable hereunder to the LIBOR Tranche of any Series A Advance the Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to the applicable Purchasers of making, funding, agreeing to make or fund or maintaining their respective LIBOR Tranche of such Series A Advance for such Interest Period, the Administrative Agent will promptly so notify the Issuer, the Servicer and each Purchaser, and thereafter, the obligations of the Purchasers to make or continue any Series A Advance as the LIBOR Tranche of such Series A Advance shall forthwith be suspended, and in the event of a determination described above with respect to the LIBOR component of the Base Rate, the utilization of the LIBOR component in determining the Base Rate shall forthwith be suspended, in each case, until the Administrative Agent shall notify the Issuer and the Servicer that the circumstances causing such suspension no longer exist.

Section 3.05. Increased or Reduced Costs, etc. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Entity (except any reserve requirement reflected in Adjusted LIBOR);

(ii) subject any Affected Entity or Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Purchaser or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement, any Funding Agreement or Series A Advances made by such Purchaser or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Affected Entity or such Recipient, as the case may be, of making, continuing or maintaining any Series A Advance or of maintaining its obligation to make any such Series A Advance, or to reduce the amount of any sum received or receivable by such Affected Entity or Recipient hereunder or under any Funding Agreement (whether of principal, interest or any other amount), or to reduce the rate of return on an Affected Entity’s capital or assets as a consequence of its obligations under a Funding Agreement or this Agreement, then, upon request of such Affected Entity or Recipient, the Issuer will pay to the applicable Funding Agent and by such Funding Agent directly to such Affected Entity or Recipient, as the case may be, such additional amount or amounts as will compensate such Affected Entity or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

Each such demand shall be provided to the Administrative Agent, the applicable Funding Agent, the Servicer and the Issuer in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Entity or Recipient for such increased cost or reduced amount or return. Such additional amounts shall be payable by the Issuer to the applicable Funding Agent and by such Funding Agent directly to such Affected Entity or Recipient on the next Payment Date after receipt of such notice in accordance with Section 8.06 of the Indenture, and such notice shall, in the absence of manifest error, be conclusive and binding on the Issuer; provided that if there is a shortfall in the payment of such amount on such Payment Date, the amount of such shortfall shall remain outstanding until paid pursuant to Section 8.06 of the Indenture.

Section 3.06. Funding Losses. In the event any Purchaser shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser to make, continue or maintain any portion of the principal amount of any Series A Advance as the LIBOR Tranche of such Series A Advance) as a result of:

(a) any repayment or prepayment of the principal amount of any portion of the LIBOR Tranche on a date other than the scheduled last day of the Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any Series A Advance not being made as a Series A Advance under the LIBOR Tranche after a request for such a Series A Advance has been made in accordance with the terms contained herein;

(c) any Series A Advance not being continued as a Series A Advance under the LIBOR Tranche after a request for such continuation or conversion has been made in accordance with the terms contained herein; or

(d) any assignment of a Series A Advance under the LIBOR Tranche on a day other than the last day of the Interest Period therefor as a result of a request by the Issuer pursuant to Section 3.09(b),

then, upon the written notice of such Purchaser to the Administrative Agent, the applicable Funding Agent, the Servicer and the Issuer, the Issuer shall pay to the Administrative Agent for the account of the applicable Funding Agent and by such Funding Agent directly to such Purchaser or Recipient on the next Payment Date after receipt of such notice in accordance with Section 8.06 of the Indenture, such amount as will (in the reasonable determination of such Purchaser) reimburse such Purchaser for such loss or expense; provided that if there is a shortfall in the payment of such amount on such Payment Date, the amount of such shortfall shall remain outstanding until paid pursuant to Section 8.06 of the Indenture. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Issuer.

Section 3.07. Increased Capital Costs. If any Purchaser reasonably determines (in its sole and absolute discretion) that any Change in Law affecting such Purchaser or such Purchaser’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on its or such Purchaser’s holding company’s, if any, capital as a consequence of its Commitment or the Series A Advances made by such Purchaser, to a level below that which such Purchaser or such Purchaser’s holding company would have achieved but for such Change in Law (taking into consideration such Purchaser’s policies and the policies of such Purchaser’s holding company with respect to capital adequacy and liquidity), then, in any such case after notice from time to time by such Purchaser to the Administrative Agent, the applicable Funding Agent, the Servicer and the Issuer, the Issuer shall pay to the applicable Funding Agent and by such Funding Agent directly to such Purchaser on the next Payment Date after receipt of such notice in accordance with Section 8.06 of the Indenture, such additional amount or amounts sufficient to compensate such Purchaser or such Purchaser’s holding company for any such reduction suffered; provided that if there is a shortfall in the payment of such amount on such Payment Date, the amount of such shortfall shall remain outstanding until paid pursuant to Section 8.06 of the Indenture. A statement of such Purchaser as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Issuer. In determining such additional amount, such Purchaser may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

Section 3.08. Taxes.

(a) Any and all payments by the Issuer of principal of, and interest on, the Series A Notes and all other amounts payable hereunder (including fees) shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Issuer shall be increased as may be necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.08) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

For purposes of this Section 3.08, the term “applicable law” includes FATCA.

(b) The Issuer shall timely pay to the relevant Governmental Authority in accordance with applicable law, any Other Taxes.

(c) The Issuer shall indemnify each Recipient, by paying to the applicable Funding Agent and by such Funding Agent directly paying to such Recipient on the next Payment Date after receipt of written demand therefor in accordance with Section 8.06 of the Indenture, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Issuer by a Purchaser (with a copy to the Administrative Agent and the applicable Funding Agent), or by the applicable Funding Agent on its own behalf or on behalf of a Purchaser, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by the Issuer to a Governmental Authority pursuant to this Section, the Issuer shall deliver to the Administrative Agent, which will then distribute to each Funding Agent, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Purchaser that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Issuer, the Administrative Agent and the applicable Funding Agent, at the time or times reasonably requested by the Issuer, the Administrative Agent or such Funding Agent, such properly completed and executed documentation reasonably requested by the Issuer, the Administrative Agent or such Funding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser, if reasonably requested by the Issuer, the Administrative Agent or the applicable Funding Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Issuer, the Administrative Agent or such Funding Agent as will enable the Issuer or the Administrative Agent to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements.

If a payment made to a Purchaser under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Purchaser shall deliver to the Issuer, the Administrative Agent and the applicable Funding Agent at the time or times prescribed by law and at such time or times reasonably requested by the Issuer, the Administrative Agent or such Funding Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Issuer, the Administrative Agent or such Funding Agent as may be necessary for the Issuer, the Administrative Agent or such Funding Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer, the Administrative Agent and the applicable Funding Agent in writing of its legal inability to do so.

Section 3.09. Mitigation Obligations; Replacement of Purchasers.

(a) Designation of a Different Lending Office. If any Purchaser requests compensation under Section 3.05 or 3.07, or requires the Issuer to pay any Indemnified Taxes or additional amounts to any Purchaser or any Governmental Authority for the account of any Purchaser pursuant to Section 3.08, then such Purchaser shall (at the request of the Issuer) use commercially reasonable efforts to designate a different lending office for funding or booking its Series A Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Purchaser, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.05, 3.07 or 3.08, as the case may be, in the future, and (ii) would not subject such Purchaser to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Purchaser. The Issuer hereby agrees to pay all reasonable costs and expenses incurred by any Purchaser in connection with any such designation or assignment.

(b) Replacement of Purchasers. If (1) any Purchaser requests compensation under Sections 3.05 or 3.07, or if the Issuer is required to pay any Indemnified Taxes or additional amounts to any Purchaser or any Governmental Authority for the account of any Purchaser pursuant to Section 3.08 and, in each case, such Purchaser has declined or is unable to designate a different lending office in accordance with Section 3.09(a) (provided that the Issuer also replaces all other Purchasers then asserting a claim for similar protection in such amount or greater), (2) any Purchaser is a Defaulting Purchaser or a Non-Consenting Purchaser, (3) the rating then assigned to any Committed Purchaser does not meet the Ongoing Ratings Requirement, (4) any Purchaser has delivered a Delayed Funding Notice and has not yet funded its Delayed Amount (less any Delayed Amount Reduction in accordance with Section 2.13(d) of the Indenture), or (5) the CP Cost of Funds Rate with respect to any Conduit Purchaser exceeds the then-current weighted average of the CP Cost of Funds Rate of all other Conduit Purchasers by more than the greater of (A) 20.0% of the then-current weighted average of the CP Cost of Funds Rate of all other Conduit Purchasers and (B) 0.20% (such percentage, the “Threshold Percentage”), then the Issuer may, at its sole expense and effort, upon notice to such Purchaser, the relevant Funding Agent and the Administrative Agent, require such Purchaser or, in the case of a Non-Consenting Purchaser or if the only other Purchaser in such Purchaser’s Purchaser

Group is a Conduit Purchaser, the applicable Purchaser Group, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.17), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.05, 3.07 or 3.08 and claims for indemnification under the Transaction Documents) and obligations under this Agreement and the Transaction Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Purchaser, if a Purchaser accepts such assignment); provided that:

(i) the Issuer shall have paid to the Indenture Trustee the assignment fee (if any) specified in Section 9.17;

(ii) such Purchaser shall have received payment of an amount equal to the portion of the Series A Note Balance funded by such Purchaser, accrued Yield thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents (including any amounts under Sections 3.05, 3.06, 3.07 and 3.08) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Issuer (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Sections 3.05 or 3.07 or payments required to be made pursuant to Section 3.08, such assignment will result in a reduction in such compensation or payments thereafter by the Issuer, and provided further, that the Issuer also replaces all other Purchasers then asserting a claim for similar funding protection in such amount or greater;

(iv) in the case of any such assignment resulting from a Committed Purchaser failing to satisfy the Ongoing Ratings Requirement, the applicable assignee satisfies the Ongoing Ratings Requirement;

(v) in the case of any such assignment resulting from the CP Cost of Funds Rate with respect to any Conduit Purchaser exceeding the then-current weighted average of the CP Cost of Funds Rate of all other Conduit Purchasers by greater than the Threshold Percentage, if the Threshold Percentage is exceeded by more than one Conduit Purchaser and the Issuer elects to replace any of such Conduit Purchasers, the Issuer shall also replace any Conduit Purchaser for which the CP Cost of Funds Rate is equal to or greater than the then-current weighted average CP Cost of Funds Rate plus the Threshold Percentage;

(vi) such assignment does not conflict with applicable law; and

(vii) in the case of any assignment resulting from a Purchaser becoming a Non-Consenting Purchaser, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Purchaser shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Purchaser or otherwise, the circumstances entitling the Issuer to require such assignment and delegation cease to apply.

(c) Failure or delay on the part of the Administrative Agent, the applicable Funding Agent or any Purchaser to demand compensation pursuant to amounts in Article III shall not constitute a waiver of the Administrative Agent’s or such Funding Agent’s or Purchaser’s, as applicable, right to demand such compensation; provided, that the Issuer shall not be obligated to pay the Administrative Agent, any Funding Agent or any Purchaser any compensation under Sections 3.05 or 3.07 attributable to any period prior to the date that is one hundred and eighty (180) days prior to the date on which such Purchaser or other Recipient first gave notice to the Issuer of the circumstances entitling such Purchaser or such Recipient to compensation; provided that if the Change in Law giving rise to the applicable increased costs or reduction is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

ARTICLE IV

OTHER PAYMENT TERMS

Section 4.01. Time and Method of Payment. Except as otherwise expressly provided herein, all payments by the Issuer hereunder and under the Indenture in respect of the Series A Notes shall be made to each Funding Agent for the related Purchaser Group to which such payment is owed by wire transfer of immediately available funds in Dollars not later than 12:00 p.m., New York City time on the date specified herein. Each Funding Agent shall promptly distribute to each Purchaser in its related Purchaser Group its ratable portion (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to each Purchaser. All payments received by a Funding Agent after 12:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Issuer’s obligations hereunder in respect of any amounts payable to any Purchaser shall be discharged to the extent funds are disbursed by the Issuer to the related Funding Agent as provided herein whether or not such funds are properly applied by such Funding Agent.

(b) All payments to be made on behalf of the Issuer under this Agreement or the Indenture, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 p.m., New York City time, on the due date thereof to the account specified by each Funding Agent in Schedule I hereto or to such account as each Funding Agent shall from time to time hereafter specify by written notice to the Issuer, the Servicer and the Indenture Trustee at least five (5) Business Days prior to a payment date hereunder, in Dollars and in immediately available funds.

ARTICLE V

THE ADMINISTRATIVE AGENT AND THE FUNDING AGENTS

Section 5.01. Authorization and Action of the Administrative Agent. Each of the Purchasers and the Funding Agents hereby designates and appoints Citibank, N.A. as the Administrative Agent hereunder and under the other Transaction Documents, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, and shall not be subject to any fiduciary or other implied duties, regardless of whether a Servicer Default, Early Amortization Event or Event of Default has occurred and is continuing, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Purchasers and the Funding Agents and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer, the Depositor, the Servicer or the Indenture Trustee or any of their respective successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or any other Transaction Document or Applicable Law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Series A Notes and all other amounts owed by the Issuer hereunder to the Purchaser Groups (the “Aggregate Unpaids”).

Section 5.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 5.03. Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (b) responsible in any manner to any Purchaser for any recitals, statements, representations or warranties made by any transaction party contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Transaction Document, for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any transaction party to perform its obligations hereunder or thereunder or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith, or for the satisfaction of any condition specified in Article VII. The Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the transaction parties. The Administrative Agent shall not be deemed to have knowledge of any actual or potential Servicer Default, Early Amortization Event or Event of Default unless the Administrative Agent has received notice from the Issuer, the Servicer, the Indenture Trustee, any Purchaser or any Funding Agent.

Section 5.04. Reliance. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Purchaser or any Funding Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Purchaser or such Funding Agent, provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Purchasers and the Funding Agents. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Noteholders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Purchasers and the Funding Agents.

Section 5.05. Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Conduit Purchasers, the Committed Purchasers and the Funding Agents expressly acknowledge that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the transaction parties, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each of the Conduit Purchasers, the Committed Purchasers and the Funding Agents represent and warrant to the Administrative Agent that they have and will, independently and without reliance upon the Administrative Agent and based on such documents and information as they have deemed appropriate, made their own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and other transaction parties and made its own decision to enter into this Agreement.

Section 5.06. The Administrative Agent in its Individual Capacity. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Purchaser as any other Purchaser and may exercise the same as though it were not the Administrative Agent, and the term “Purchaser” or “Purchasers” shall include the Person serving as the Administrative Agent hereunder in its individual capacity. The Administrative Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Issuer or any Affiliate of the Issuer as though the Administrative Agent were not the Administrative Agent hereunder.

Section 5.07. Successor Administrative Agent. The Administrative Agent may, upon thirty (30) days’ notice to the Issuer and each of the Purchasers and the Funding Agents, and the Administrative Agent will, upon the direction of Purchasers holding 66-2/3% of the Series A Note Balance, resign as Administrative Agent. If the Administrative Agent shall resign, then the Purchaser Groups, during such 30-day period, shall appoint an Affiliate of a member of the Purchaser Groups as a successor agent which successor agent shall (unless an Event of Default under the Indenture shall have occurred and be continuing) be subject to approval by the Issuer (which approval shall not be unreasonably withheld or delayed). If for any reason no successor Administrative Agent is appointed by the Purchaser Groups during such 30-day period, then effective upon the expiration of such 30-day period, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Purchasers and the Funding Agents, appoint a successor Administrative Agent meeting the qualifications set forth above, or if the retiring Administrative Agent has not appointed a successor, the Issuer shall for all purposes shall deal directly with the Funding Agents. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Section 9.06 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. In no event shall any such successor Administrative Agent be a Defaulting Purchaser.

Section 5.08. Authorization and Action of the Funding Agents. Each Conduit Purchaser and each Committed Purchaser is hereby deemed to have designated and appointed the Funding Agent set forth next to such Conduit Purchaser’s name, or if there is no Conduit Purchaser with respect to any Purchaser Group, the Committed Purchaser’s name with respect to such Purchaser Group, on Schedule I hereto as the agent of such Person hereunder and under the Indenture, and hereby authorizes such Funding Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to such Funding Agent by the terms of this Agreement or the Indenture, together with such powers as are reasonably incidental thereto. Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, and shall not be subject to any fiduciary or other implied duties, regardless of whether a Servicer Default, Early Amortization Event or Event of Default has occurred and is continuing, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for such Funding Agent. In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the Purchasers and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer, the Depositor, the Servicer or the Indenture Trustee or any of their respective successors or assigns. Each Funding Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or any other Transaction Document or Applicable Law. The appointment and authority of each Funding Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.

Section 5.09. Delegation of Duties. Each Funding Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 5.10. Exculpatory Provisions. No Funding Agent or any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (b) responsible in any manner to any Purchaser for any recitals, statements, representations or warranties made by any transaction party contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other

Transaction Document, for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any transaction party to perform its obligations hereunder or thereunder or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith, or for the satisfaction of any condition specified in Article VII. Each Funding Agent shall not be under any obligation to its related Purchaser Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the transaction parties. Each Funding Agent shall not be deemed to have knowledge of any actual or potential Servicer Default, Early Amortization Event or Event of Default unless such Funding Agent has received notice from the Issuer, the Servicer, the Indenture Trustee, the related Purchaser Group or the Administrative Agent.

Section 5.11. Reliance. Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of the Administrative Agent and legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Administrative Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of its related Purchaser Group as it deems appropriate or it shall first be indemnified to its satisfaction by its related Purchaser Group, provided that unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as it shall deem advisable and in the best interests of its related Purchaser Group. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of its related Purchaser Group and such request and any action taken or failure to act pursuant thereto shall be binding upon its related Purchaser Group.

Section 5.12. Non-Reliance on the Funding Agent and Other Purchasers. The related Purchaser Group expressly acknowledges that neither its Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including, without limitation, any review of the affairs of the transaction parties, shall be deemed to constitute any representation or warranty by such Funding Agent. The related Purchaser Group represents and warrants to such Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as they have deemed appropriate, made their own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and other transaction parties and made its own decision to enter into this Agreement.

Section 5.13. The Funding Agent in its Individual Capacity. Each Person serving as a Funding Agent hereunder shall have the same rights and powers in its capacity as a Purchaser and may exercise the same as though it were not a Funding Agent, and the term “Purchaser” or “Purchasers” shall include each Person serving as a Funding Agent hereunder in its individual capacity. Each Funding Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Issuer or any Affiliate of the Issuer as though such Funding Agent were not a Funding Agent hereunder.

Section 5.14. Successor Funding Agent. Each Funding Agent will, upon the direction of its related Purchaser Group, resign as such Funding Agent. If such Funding Agent shall resign, then the related Purchaser Group shall appoint an Affiliate of a member of the Purchaser Group as a successor agent. If for any reason no successor Funding Agent is appointed by the related Purchaser Group, the Issuer shall make all payments in respect of Aggregate Unpaids due to such Purchaser Group or under any fee letter delivered in connection herewith directly to such Purchaser Group and for all purposes shall deal directly with such Purchaser Group. After any retiring Funding Agent’s resignation hereunder as Funding Agent, the provisions of Section 9.06 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01. OneMain Financial and the Depositor. OneMain Financial and the Depositor jointly and severally represent and warrant to each Purchaser and the Administrative Agent on and as of the Closing Date and on each Funding Date that:

(a) Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 6.03 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Series A Notes to the Purchasers, to register the Series A Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(b) Each of the Depositor and the Issuer has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business as a foreign entity in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification and has the full power and authority to own its properties and conduct the business in which it is engaged;

(c) (i) Each of the Depositor and the Issuer has the requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and perform its obligations thereunder, (ii) the Issuer has the requisite power and authority to execute and deliver the Series A Notes and perform its obligations with respect thereto and (iii) the Depositor has the requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder;

(d) This Agreement and each other Transaction Document to which the Depositor or the Issuer, as applicable, is a party has been duly authorized, executed and delivered by such party and, when executed and delivered by the other parties thereto, constitutes the legal, valid and binding obligation of the Depositor or the Issuer, as applicable, enforceable against the Depositor or the Issuer, as applicable, in accordance with its terms, except as enforcement thereof may be limited by Debtor Relief Laws or by general equitable principles;

(e) Neither the Depositor nor the Issuer is in violation of its certificate of formation, limited liability company agreement, certificate of incorporation, bylaws, trust agreement or other comparable organizational and governing documents, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement or lease to which it is a party or by which it or its properties may be bound or subject to or in violation of any Requirements of Law that materially and adversely affects, or could reasonably be expected to materially and adversely affect, (i) the ability of the Depositor to perform its obligations under this Agreement or any Transaction Document to which it is a party, (ii) the ability of the Issuer to perform its obligations under any Transaction Document to which it is a party or (iii) the business, operations, financial condition, properties, assets or prospect of the Depositor or the Issuer;

(f) The execution and delivery of this Agreement and the Transaction Documents to which the Depositor or the Issuer, as applicable, is a party and the incurrence and performance of the rights, duties and obligations and consummation of the transactions herein and therein contemplated will not conflict with, violate or constitute a breach of or default under, its certificate of formation, limited liability company agreement, certificate of incorporation, bylaws, trust agreement or other comparable organizational and governing documents, as applicable, or any Requirements of Law applicable to it or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the imposition of any lien, charge or encumbrance under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound;

(g) The Series A Notes have been, or on or before the Closing Date will be, duly authorized for issuance, offer and sale as contemplated by this Agreement and, when authenticated by the Indenture Trustee and issued and delivered against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as enforcement thereof may be limited by Debtor Relief Laws or by general equitable principles;

(h) All licenses with, authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Depositor or the Issuer, as applicable, in connection with the execution and delivery by it of this Agreement and any Transaction Document to which it is a party and the performance of the transactions contemplated by this Agreement and any Transaction Document to which it is a party have been duly obtained, effected or given and are in full force and effect;

(i) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body is required for the issuance, offer or sale of the Series A Notes by the Issuer or Depositor contemplated by this Agreement or for the consummation of the transactions contemplated by this Agreement and the Transaction Documents except as have been previously obtained and to the extent provided for in the Transaction Documents.

(j) There are no Proceedings or investigations pending before any Governmental Authority to which the Depositor or the Issuer is a party or of which any property of such party is subject or, to the best knowledge of any such party, threatened against it, (i) asserting the invalidity of this Agreement or any Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Transaction Document to which it is a party, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect the ability of such party to perform its obligations under this Agreement or any Transaction Document to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Transaction Document to which it is a party, or (v) seeking to affect adversely the income or franchise tax attributes of the Issuer under the United States Federal or any state income or franchise tax systems;

(k) Neither the Depositor nor the Issuer is, and neither the Depositor nor the Issuer will be as a result of the offer and sale of the Series A Notes, the application of the net proceeds thereof or the performance of the obligations of such parties in the Transaction Documents, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Issuer shall not become a “covered fund” as defined in the Final Regulations implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, by virtue of its ability to rely on Rule 3a-7 under the Investment Company Act;

(l) The representations and warranties of the Depositor and the Issuer contained in the Transaction Documents are true and correct and are repeated herein as though fully set forth herein, except that, to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct at and as of such earlier date;

(m) On and immediately after the Closing Date, the Issuer and the Depositor (after giving effect to the issuance of the Series A Notes and to the other transactions related thereto will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date, with respect to any person, (A) the present fair market value (or present fair saleable value) of the assets of such person is not less than the total amount required to pay the probable liabilities of such person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) such person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale of the Series A Notes as contemplated by this Agreement, such person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) such person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability;

(n) None of the Issuer, the Depositor or any of its or their affiliates (as such term is defined in Rule 501 under the Securities Act) or any person acting on its or their behalf (other than the Purchasers, as to whom the Issuer and the Depositor make no representation or warranty), has engaged or will engage, in connection with the offering of the Series A Notes, in any directed selling efforts (as such term is defined in Regulation S under the Securities Act (“Regulation S”)), and all such persons have complied and will comply with the offering restrictions requirements of Regulation S to the extent applicable;

(o) None of the Issuer, the Depositor or any of its or their affiliates (as such term is defined in Rule 501 under the Securities Act) or any person acting on its or their behalf (other than the Purchasers, as to whom the Issuer and the Depositor make no representation or warranty), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Series A Notes in a manner that would violate, or require registration of the Series A Notes under, the Securities Act or any state securities laws;

(p) There are no contracts, agreements or understandings between the Depositor and/or the Issuer on the one hand and any person on the other hand granting such person the right to require the Depositor or the Issuer, as the case may be, to file a registration statement under the Securities Act with respect to any Series A Notes or the Trust Certificate owned or to be owned by such person;

(q) None of the Issuer, the Depositor or any of its or their affiliates (as such term is defined in Rule 501 under the Securities Act) or any person acting on its or their behalf (other than the Purchasers, as to whom the Issuer and the Depositor make no representation or warranty) has engaged, in connection with the offering of the Series A Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;

(r) Any and all taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement and the Transaction Documents or the execution, authentication, delivery and sale of the Series A Notes to the Purchasers pursuant to this Agreement or the issuance of the Trust Certificate have been or will be paid on or prior to the Closing Date;

(s) None of OneMain Financial, the Depositor, the Issuer or any of its or their affiliates (as such term is defined in Rule 501 under the Securities Act) or any person acting on its or their behalf (other than the Purchasers, as to whom OneMain Financial, the Issuer and the Depositor make no representation or warranty) has offered, sold, contracted to sell, granted any option to purchase or otherwise disposed of, nor will OneMain Financial, the Depositor, the Issuer or any of its or their affiliates (as such term is defined in Rule 501 under the Securities Act) or any person acting on its or their behalf (other than the Purchasers, as to whom OneMain Financial, the Issuer and the Depositor make no representation or warranty) offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, without the Representative’s prior written consent, any Series A Notes or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by you would render either the issuance and sale of any of the Series A Notes through the Purchasers as contemplated hereby a violation of Section 5 of the Securities Act or require registration or qualification under any state securities laws, nor has any such person authorized, nor will it authorize, any person to act in such manner;

(t) No Servicer Default, Event of Default or Early Amortization Event, or any event that with notice, lapse of time or both would be a Servicer Default, Event of Default or Early Amortization Event, will have occurred and be continuing as of the Closing Date; and

(u) (i) immediately prior to the conveyance of the Loans to the Issuer and the Issuer Loan Trustee pursuant to the Sale and Servicing Agreement, the Depositor and, solely with respect to legal title of the Loans, the Depositor Loan Trustee will have good and marketable title to the Loans listed in the Loan Schedule and related Sold Assets free and clear of any Lien, (ii) the Depositor’s and the Depositor Loan Trustee’s assignment and delivery of the Loans and related Sold Assets to the Issuer and the Issuer Loan Trustee will vest in the Issuer and, solely with respect to legal title of the Loans, the Issuer Loan Trustee the good and marketable title purported to be conveyed thereby, and (iii) the Issuer and, solely with respect to legal title of the Loans, the Issuer Loan Trustee will be the sole owner of each Loan and related Sold Assets free and clear of Liens other than the Lien in favor of the Indenture Trustee under the Indenture and (iv) neither the Depositor nor the Depositor Loan Trustee had assigned to any person (other than the Issuer and Issuer Loan Trustee) any of its right, title or interest in such Loans or related Sold Assets.

Section 6.02. Servicer. The Servicer represents and warrants to each Purchaser and the Administrative Agent on and as of the Closing Date and on each Funding Date that:

(a) Each of OneMain Financial and each other subsidiary or affiliate of OneMain Financial that is a Seller (each, an “OMF Entity”) has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business as a foreign entity in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (x) the ability of OneMain Financial or such OMF Entity to perform its obligations under this Agreement or any Transaction Document to which it is a party or (y) the business, operations, financial condition, properties, assets or prospects of OneMain Financial or such OMF Entity, and has the full power and authority to own its properties and conduct the business in which it is engaged;

(b) (i) Each of OneMain Financial and each other OMF Entity has the requisite power and authority to execute and deliver each Transaction Document to which it is a party and perform its obligations thereunder and (b) OneMain Financial has the requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder;

(c) This Agreement and each other Transaction Document to which OneMain Financial or any other OMF Entity is a party has been duly authorized, executed and delivered by such party and, when executed and delivered by the other parties thereto, constitutes the legal, valid and binding obligation of such OMF Entity, enforceable against such OMF Entity in accordance with its terms, except as enforcement thereof may be limited by Debtor Relief Laws or by general equitable principles;

(d) Each of OneMain Financial and each other OMF Entity is not in violation of its certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other comparable organizational and governing documents, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement or lease to which it is a party or by which it or its properties may be bound or subject to or in violation of any Requirements of Law that materially and adversely affects, or could reasonably be expected to materially and adversely affect (i) the ability of OneMain Financial or such other OMF Entity to perform its obligations under this Agreement or any Transaction Document to which it is a party or (ii) the business, operations, financial condition, properties, assets or prospects of OneMain Financial or such other OMF Entity;

(e) The execution and delivery of this Agreement and the Transaction Documents to which OneMain Financial or any other OMF Entity, as applicable, is a party and the incurrence of the obligations and consummation of the transactions herein and therein contemplated will not conflict with, violate or constitute a breach of or default under, (A) its certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other comparable organizational and governing documents, as applicable, (B) any Requirements of Law applicable to it or conflict with, result in any breach of any of the terms and provisions of, or (C) constitute (with or without notice or lapse of time or both) a default under, or result in the imposition of any lien, charge or encumbrance under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound, except, in the case of clauses (B) and (C) above, for such conflicts, violations, breaches and defaults that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (x) the ability of OneMain Financial or such OMF Entity to perform its obligations under this Agreement or any Transaction Document to which it is a party or (y) the business, operations, financial condition, properties, assets or prospects of OneMain Financial or such OMF Entity;

(f) All licenses from, authorizations, consents, orders or approvals of, notices to or filings, registrations or declarations with any Governmental Authority required to be obtained, effected or given by each of OneMain Financial and the other OneMain Financial Entities, as applicable, in connection with the execution and delivery of any Transaction Document to which it is a party and the performance of any Transaction Document to which it is a party have been duly obtained, effected or given and are in full force and effect;

(g) There are no Proceedings or investigations pending before any Governmental Authority to which OneMain Financial or any other OMF Entity is a party or of which any property of such party is subject or, to the best knowledge of any such party, threatened against it, (i) asserting the invalidity of this Agreement or any Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Transaction Document to which it is a party, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect the ability of such party to perform its obligations under this Agreement or any Transaction Document to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Transaction Document to which it is a party, or (v) seeking to affect adversely the income or franchise tax attributes of the Issuer under the United States Federal or any state income or franchise tax systems;

(h) The representations and warranties of OneMain Financial and each other OMF Entity contained in the Transaction Documents are true and correct and are repeated herein as though fully set forth herein, except that, to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct at and as of such earlier date;

(i) None of OneMain Financial, any other OMF Entity or any of its or their affiliates (as such term is defined in Rule 501 under the Securities Act) or any person acting on its or their behalf (other than the Purchasers, as to whom the OneMain Financial or any other OMF Entity makes no representation or warranty) has engaged or will engage, in connection with the offering of the Series A Notes, in any directed selling efforts (as such term is defined in Regulation S), and all such persons have complied and will comply with the offering restrictions requirements of Regulation S to the extent applicable;

(j) None of OneMain Financial, any other OMF Entity or any of its or their affiliates (as such term is defined in Rule 501 under the Securities Act) or any person acting on its or their behalf (other than the Purchasers, as to whom OneMain Financial or any other OMF Entity makes no representation or warranty) has engaged, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Series A Notes in a manner that would violate, or require registration of the Series A Notes under, the Securities Act or any state securities laws;

(k) None of OneMain Financial, any other OMF Entity or any of its or their affiliates (as such term is defined in Rule 501 under the Securities Act) or any person acting on its or their behalf (other than the Purchasers, as to whom OneMain Financial or any other OMF Entity makes no representation or warranty) has engaged, in connection with the offering of the Series A Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

(l) There are no contracts, agreements or understandings between OneMain Financial and/or an OMF Entity on the one hand and any person on the other hand granting such person the right to require OneMain Financial or such other OMF Entity, as the case may be, to file a registration statement under the Securities Act with respect to any Series A Notes owned or to be owned by such person;

(m) No Servicer Default, Event of Default or Early Amortization Event, or any event that with notice, lapse of time or both would be a Servicer Default, Event of Default or Early Amortization Event, will have occurred and be continuing as of the Closing Date; and

(n) OneMain Financial Holdings, Inc. has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by OneMain Financial or any affiliate thereof to rate the Series A Notes (collectively, the “Hired NRSROs”), containing each of the representations required by paragraph (a)(3)(iii) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”). OneMain Financial Holdings, Inc. has complied, and has caused the OneMain Financial Entities to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on any of the Series A Notes or any breach of the 17g-5 Representation arising from a breach by the Purchasers of the representation, warranty and covenant set forth in Section 6.03(g).

Section 6.03. Purchasers. Each of the Purchasers, severally and not jointly, represents and warrants to the Depositor, the Issuer and OneMain Financial, as of the date hereof (or as of a subsequent date on which a successor or assign of a Purchaser shall become a party hereto), that:

(a) it has had an opportunity to discuss the Issuer’s, the Depositor’s and OneMain Financial’s business, management and financial affairs, and the terms and conditions of the proposed purchase of Series A Notes, with the Issuer, the Depositor and OneMain Financial and their respective representatives;

(b) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series A Notes;

(c) it is purchasing the Series A Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

(d) it understands that the Series A Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that the Issuer is not required to register the Series A Notes, and that any transfer must comply with provisions of Article II of the Indenture;

(e) it understands that the Series A Notes will bear the legend set out in the form of Series A Notes attached as Exhibit A to the Indenture and be subject to the restrictions on transfer described in such legend;

(f) it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series A Notes;

(g) (i) it has not delivered, and will not deliver, any written Rating Information (as hereinafter defined) to a Hired NRSRO and (B) it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO unless a designated representative from OneMain Financial or the Depositor participates in such communication or such designated representative has directed the applicable Purchaser to orally communicate with such Hired NRSRO, in each case in a manner that would cause OneMain

Financial Holdings, Inc. to breach the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Series A Notes. For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO for the purpose of (x) determining the initial credit rating for the Series A Notes, including information about the characteristics of the Loans that will be securing the Series A Notes and the legal structure of the Series A Notes, and (y) undertaking credit rating surveillance on the Series A Notes (as contemplated by paragraph (a)(3)(iii)(C) of Rule 17g-5), including information about the characteristics and performance of the Loans; and

(h) at the time of its entry into this Agreement, such Committed Purchaser met the Ratings Requirement.

ARTICLE VII

CONDITIONS; CLOSING DATE

Section 7.01. Conditions to Closing Date. The obligation of each Purchaser to accept the Series A Notes on the Closing Date and their Commitment to make Series A Advances shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.01):

(a) This Agreement, the Indenture and each of the other Transaction Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect on the Closing Date.

(b) At the time of such issuance, all conditions to the issuance of the Series A Notes under Article II of the Indenture shall have been satisfied or waived.

(c) On the Closing Date, each of the Transaction Documents, including the Series A Notes, shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Indenture Trustee and the Purchasers shall have received fully executed copies thereof. The Transaction Documents, including the Series A Notes, shall be substantially in the forms heretofore provided to the Purchasers.

(d) The Administrative Agent shall have received a certificate as to the good standing of the Issuer, the Issuer Loan Trustee, the Depositor, the Depositor Loan Trustee, OneMain Financial, OneMain Financial Holdings, Inc., and each Seller, as of a recent date, from the applicable Governmental Authority of its respective jurisdiction of organization.

(e) The Administrative Agent shall have received a certificate of the secretary, assistant secretary or other officer of each of the Issuer, the Issuer Loan Trustee, the Depositor, the Depositor Loan Trustee, OneMain Financial, OneMain Financial Holdings, Inc., each Seller, the Back-up Servicer, the Indenture Trustee, the Owner Trustee and each Subservicer: (A) certifying that (1) the attached copy of the certificate of formation, limited liability company agreement, certificate of incorporation, bylaws (or extract thereof), trust agreement or other comparable organizational and governing documents of each such entity is a true and complete copy thereof, (2) such organizational and governing documents have not been rescinded and are in full force and effect on and as of the Closing Date, (3) the attached copy of the resolutions of the respective board of directors, board of managers, or other governing body, as the case may be, of each such entity (other than the Back-up Servicer, the Indenture Trustee, the Issuer Loan Trustee and the Depositor Loan Trustee) authorizing the Transaction Documents and the issuance of the Series A Notes is a true and complete copy thereof, (4) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date, and (5) the authorized officers authorized to execute and deliver the Transaction Documents hold the offices and have the signatures indicated thereon.

(f) The Administrative Agent shall have received a letter from DBRS stating that the Series A Notes have received a rating of at least “A(sf)”.

(g) The Administrative Agent shall have received opinions from in-house counsel of OneMain Financial, the Subservicers and the Sellers, in form and substance satisfactory to the Administrative Agent, dated the Closing Date and addressed to the Administrative Agent (in its individual capacity and as representative for the other Purchasers) and each other Purchaser, as the Purchasers may reasonably request.

(h) The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Administrative Agent (in its individual capacity and as representative for the other Purchasers) and each other Purchaser, from Shearman & Sterling LLP, special counsel for OneMain Financial, the other OneMain Financial Entities, the Servicer, the Performance Support Provider, the Depositor and the Issuer, in form and substance satisfactory to the Purchasers, as the Purchasers may reasonably request.

(i) The Administrative Agent shall have received an opinion from counsel for the Indenture Trustee, the Issuer Loan Trustee, the Depositor Loan Trustee and Back-up Servicer in form and substance satisfactory to the Purchasers, dated the Closing Date and addressed to the Administrative Agent (in its individual capacity and as representative for the other Purchasers) and each other Purchaser, as the Purchasers may reasonably request.

(j) The Administrative Agent shall have received an opinion, dated the Closing Date, from Richards, Layton & Finger, P.A., special counsel for the Owner Trustee in form and substance satisfactory to the Purchasers, and addressed to the Administrative Agent (in its individual capacity and as representative for the other Purchasers) and each other Purchaser, as the Purchasers may reasonably request.

(k) The Administrative Agent shall have received opinions from Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer and the Depositor, in form and substance satisfactory to the Purchasers, dated the Closing Date and addressed to the Administrative Agent (in its individual capacity and as representative for the other Purchasers) and each other Purchaser, as the Purchasers may reasonably request.

(l) The Administrative Agent shall have received a certificate or certificates signed by the Issuer, dated the Closing Date, stating that to the best of its knowledge (i) the representations and warranties of the Issuer in this Agreement and any Transaction Documents to which the Issuer is a party are true and correct on and as of the Closing Date or, in the case of the representations and warranties in the Transaction Documents, on and as of the dates specified in such agreements; (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Transaction Documents at or prior to the Closing Date; (iii) no Event of Default or Early Amortization Event, or any event that with notice, lapse of time or both would be an Event of Default or Early Amortization Event will have occurred and be continuing as of the Closing Date.

(m) The Administrative Agent shall have received a certificate or certificates signed by two managers of the Depositor, dated the Closing Date, stating that to the best of such managers’ knowledge (i) the representations and warranties of the Depositor in this Agreement and any Transaction Documents to which the Depositor is a party are true and correct on and as of the Closing Date or, in the case of the representations and warranties in the Transaction Documents, on and as of the dates specified in such agreements; (ii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Transaction Documents at or prior to the Closing Date; and (iii) no Event of Default or Early Amortization Event, or any event that with notice, lapse of time or both would be an Event of Default or Early Amortization Event will have occurred and be continuing as of the Closing Date.

(n) The Administrative Agent shall have received a certificate signed by any two of the officers of OneMain Financial, dated the Closing Date, in which such officers shall state that, to the best of their respective knowledge (i) the representations and warranties made by OneMain Financial in this Agreement and each Transaction Document to which it is a party are true and correct on and as of the Closing Date or, in the case of the representations and warranties in the Transaction Documents, on and as of the dates specified in such agreements; (ii) OneMain Financial has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Transaction Documents at or prior to the Closing Date; and (iii) no Event of Default or Early Amortization Event, or any event that with notice, lapse of time or both would be an Event of Default or Early Amortization Event will have occurred and be continuing as of the Closing Date.

(o) The Administrative Agent shall have received the results of a search of (i) the Uniform Commercial Code filings (or equivalent filings) made with respect to the Issuer, the Depositor and the initial Sellers in the states (or other jurisdictions) where they are organized, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that any Liens indicated in any such financing statement (or similar document) do not relate to the Sold Assets or have been or will be contemporaneously released or terminated.

(p) The Administrative Agent shall have received evidence satisfactory to it that on or before the Closing Date, UCC-1 financing statements have been or are being filed in the appropriate filing offices reflecting (A) the sale and transfer of the interest in (i) the Loans and the other Purchased Assets to the Depositor and, solely with respect to legal title to such Loans, to the Depositor Loan Trustee and (ii) the Loans and the other Sold Assets to the Issuer and, solely with respect to legal title to such Loans, to the Issuer Loan Trustee and (B) the grant of the interest of (i) the Issuer in the Loans, the other Sold Assets and the remainder of the Trust Estate to the Indenture Trustee and (ii) the Issuer Loan Trustee, solely with respect to legal title to such Loans, to the Indenture Trustee.

(q) The Administrative Agent shall have received from the Indenture Trustee on the Closing Date or the initial Funding Date (as applicable) prior to the issuance of any Notes on such date evidence of the establishment or continued maintenance (as applicable) of the Collection Account, the Required Reserve Account, the Principal Distribution Account and the Depositor Contribution Account.

(r) Payment of all fees set forth in the fee letters executed between the Administrative Agent, the Purchasers, OneMain Financial and the Issuer.

(s) All proceedings in connection with the transactions contemplated by this Agreement and each of the Transaction Documents and all documents incident hereto or thereto shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received such information, certificates, opinions and documents as the Purchasers may request, including, without limitation, such certificates, opinions and/or other documents necessary to enable the Purchasers to rely on certificates and opinions delivered to the Indenture Trustee pursuant to the Indenture and the other Transaction Documents

Section 7.02. Conditions to Initial Borrowing. The obligation of the Purchasers to fund the initial Borrowing hereunder shall be subject to the satisfaction of the conditions precedent that each Funding Agent shall have received on behalf of its Purchaser Group (to be delivered to each Funding Agent by the Indenture Trustee) a duly executed and authenticated Series A Note registered in its name or in such other name as shall have been directed by the applicable Funding Agent to the Indenture Trustee and conveyed to the Issuer, the Depositor and the Indenture Trustee and stating that the principal amount thereof shall not exceed the aggregate Commitment of such Funding Agent’s Purchaser Group and the Issuer shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder.

Section 7.03. Conditions to Each Borrowing. The election of each Purchaser to fund any Borrowing on any Funding Date (including the initial Borrowing) shall be subject to the conditions precedent that on such Funding Date, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

(a) (i) the representations and warranties of the Issuer and OneMain Financial set out in this Agreement, and (ii) the representations and warranties of each of the Issuer, the Depositor, OneMain Financial and the OMF Entities set out in the Indenture and the other Transaction Documents to which each is a party, in each such case, shall be true and accurate as of the applicable Funding Date with the same effect as though made on that date (except that, to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct at and as of such earlier date);

(b) no potential Event of Default, Event of Default, potential Servicer Default, Servicer Default, potential Early Amortization Event or Early Amortization Event shall have occurred and be continuing or would occur as a result of such Borrowing.

(c) the Revolving Period Termination Date has not occurred;

(d) the Administrative Agent and the Indenture Trustee shall have received an executed Funding Notice;

(e) after giving effect to such Borrowing, the Series A Note Balance (including the amount of all unfunded Series A Advances delayed by a Purchaser Group, if any, as of such date) shall not exceed the Series A Maximum Principal Amount;

(f) after giving effect to such Borrowing, the amount on deposit in the Reserve Account shall be at least equal to the Required Reserve Account Amount;

(g) no portion of such Borrowing will be used to acquire a loan that was originated by a Seller that is not an Eligible Loan as of the date of such acquisition;

(h) such Borrowing (and the use of the proceeds of such Borrowing) would not have resulted in the existence of an Overcollateralization Event as of the related Funding Date;

(i) such Borrowing (and the use of the proceeds of such Borrowing) would not have resulted in the occurrence of a Reinvestment Criteria Event (other than an Overcollateralization Event) as of the related Funding Date; and

(j) all conditions to such Borrowing specified in Section 2.02(a) of this Agreement shall have been satisfied.

The giving of any Funding Notice pursuant to Section 2.03 shall constitute a representation and warranty by the Issuer, the Depositor and the Servicer that all conditions precedent to such Borrowing have been satisfied.

If the Issuer is required to give effect to a proposed Borrowing and/or the use of proceeds thereof in determining whether any Early Amortization Event specified in clauses (a) and (b) of the definition thereof or any Reinvestment Criteria Event (other than an Overcollateralization Event), in each case, has occurred or will occur, the Depositor on behalf of the Issuer shall make such determination by adjusting the Loan Action Date Loan Pool that actually existed with respect to the immediately preceding Monthly Loan Action Date for such proposed Advance and/or use of proceeds and any Loan Actions taken after such Monthly Loan Action Date and on or prior to such Funding Date, without taking into account any collections or changes in the characteristics of individual Loans following such Monthly Loan Action Date.

Section 7.04. Closing Date. Delivery of the Notes shall be made at the offices of Shearman & Sterling LLP, or at such other place as shall be agreed upon by the Administrative Agent and the Depositor, at 10:00 a.m., New York City time, on the Closing Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Series A Notes shall be in definitive form, registered in such names and such denominations as the Administrative Agent shall have requested on behalf of each Purchaser in writing not later than the second Business Day preceding the Closing Date. The Issuer and the Depositor agree to make one or more certificates evidencing the Series A Notes available for inspection by the Administrative Agent in New York, New York at least 24 hours prior to the Closing Date.

ARTICLE VIII

COVENANTS

Section 8.01. Covenants. The Issuer, the Depositor and the Servicer each severally covenant and agree that, until the Series A Notes have been paid in full and this Agreement has been terminated pursuant to Section 9.20, it will:

(a) duly and timely perform all of its covenants (both affirmative and negative) and obligations under this Agreement and each other Transaction Document to which it is a party;

(b) not amend, modify, waive or give any approval, consent or permission under, any provision of the Indenture or any other Transaction Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of the Indenture or such other Transaction Documents, as applicable;

(c) at the same time any report, notice or other document is provided to the Rating Agencies and/or the Indenture Trustee, or caused to be provided, by the Issuer, the Depositor or the Servicer under this Agreement or any other Transaction Document, provide the Administrative Agent (who shall provide a copy thereof to the Purchasers) with a copy of such report, notice or other document;

(d) on reasonable prior notice, permit any representative of the Administrative Agent, during normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, the Depositor, the Servicer and any Subservicer, to make copies and extracts therefrom, and to discuss the Issuer’s, the Depositor’s, the Servicer’s and any Subservicer’s affairs, finances and accounts with the such party’s respective officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Administrative Agent shall, and shall cause its representatives, to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Administrative Agent may reasonably determine that such disclosure is consistent with its obligations hereunder or is required by the UCC.

(e) not permit any part of the proceeds of any Series A Advance to be (x) used to purchase or carry any Margin Stock or (y) loaned to others for the purpose of purchasing or carrying any Margin Stock;

(f) not permit any amounts owed with respect to the Series A Notes to be secured, directly or indirectly, by any Margin Stock; and

(g) promptly provide such additional financial and other information with respect to the Transaction Documents or the Issuer as the Administrative Agent may from time to time reasonably request;

(h) once annually (or more frequently as the Administrative Agent, for itself and as agent for the Purchasers, may require after the occurrence of and during the continuance of an Event of Default) and at the sole cost and expense of the Issuer (a) cause an independent nationally recognized accounting firm or an independent audit and consulting firm specializing in securitization transactions reasonably satisfactory to the Administrative Agent, to enter the premises of the Issuer, the Depositor and the Servicer and any Person to whom the either delegates all or any portion of its duties under any Transaction Document to which it is a party and examine and audit the books, records and accounts of the Issuer, the Depositor and the Servicer and such other Person relating to its business, financial condition, operations and the Issuer’s, the Depositor’s and the Servicer’s and such other Person’s performance under the Transaction Documents to which it is a party, (b) permit such firm to discuss the Issuer’s, the Depositor’s and the Servicer’s and such other Person’s affairs and finances with the officers, partners, employees and accountants of any of them, (c) cause such firm to provide to the Administrative Agent and each Purchaser with a report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Administrative Agent, and (d) authorize such firm to discuss such affairs, finances and performance with representatives of the Administrative Agent and the Purchasers and their designees;

(i) execute and deliver to the Administrative Agent all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Administrative Agent to enable the Administrative Agent to exercise and enforce its rights under this Agreement and the other Transaction Documents and to realize thereon, and shall record and file and re-record and re-file all such documents and instruments, at such time or times, in such manner and at such place or places, as may be necessary or reasonably required by the Administrative Agent to validate, preserve, perfect and protect the position of the Purchasers under this Agreement and the other Transaction Documents or to more fully effect the purposes of this Agreement;

(j) not furnish or cause to be furnished any written information to the Purchasers or the Administrative Agent for purposes of or in connection with this Agreement, including, without limitation, any information relating to the Series A Notes, that, when taken as a whole, is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading (after giving effect to all supplements and updates thereto), in each case as of the date such information was or shall be stated or certified and as of the date such information was delivered by the Issuer, the Servicer or any of its Affiliates, agents or representatives to the Purchasers or the Administrative Agent;

(k) to the extent that any rating provided by any rating agency with respect to any commercial paper notes issued by any Conduit Purchaser is conditional upon the furnishing of documents or the taking of any other action in connection with the transactions contemplated by this Agreement, use all commercially reasonable efforts to furnish such documents and take any such other action;

(l) the Depositor shall not transfer the Trust Certificate without the prior written consent of the Administrative Agent;

(m) consistent with Section 2.10 of the Trust Agreement, the Servicer shall in all transactions with third parties on behalf of the Issuer hold the Issuer out as a separate entity from the Servicer and any other Person;

(n) consistent with Section 2.07(f) of the Sale and Servicing Agreement, the Servicer shall in all transactions with third parties on behalf of the Depositor hold the Depositor out as a separate entity from the Servicer and any other Person.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendments. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Servicer or the Issuer, shall in any event be effective unless (i) the same shall be in writing and signed by the Servicer, the Issuer, the Administrative Agent, and Purchasers constituting the Required Noteholders and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment or waiver; provided, however, that, to the extent an amendment or waiver of a corresponding provision of the Indenture would require the consent of each affected Holder or of a higher percentage of Holders, any amendment or waiver of this Agreement requires the consent of the same percentage of Holders. Notwithstanding anything to the contrary herein, no Defaulting Purchaser shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Purchasers or each affected Purchaser may be effected with the consent of the applicable Purchasers other than Defaulting Purchasers), except that (x) the Commitment of any Defaulting Purchaser may not be increased or extended without the consent of such Purchaser and (y) any waiver, amendment or modification requiring the consent of all Purchasers or each affected Purchaser that by its terms affects any Defaulting Purchaser disproportionately adversely relative to other affected Purchasers shall require the consent of such Defaulting Purchaser.

Section 9.02. No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.03. Binding on Successors and Assigns; Participations; Granting of Security Interests. This Agreement shall be binding upon, and inure to the benefit of, the Issuer, the Depositor, the Servicer, the Purchasers, the Administrative Agent and their respective successors and assigns; provided, however, that none of the Issuer, the Depositor or the Servicer may assign its rights or obligations hereunder or in connection herewith or any interest herein without the prior written consent of each Purchaser and the Administrative Agent; provided, that nothing herein shall prevent the Issuer from assigning its rights to the Indenture Trustee under the Indenture; provided, further, that none of the Purchasers may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under the Indenture and in Section 9.17 and this Section 9.03. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

(a) Any Purchaser may at any time, without the consent of, or notice to, the Issuer or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Issuer or any of the Issuer’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Purchaser’s interests in the Series A Notes and their rights and/or obligations under the Transaction Documents; provided that (i) such Purchaser’s obligations under this Agreement shall remain unchanged, (ii) such Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Issuer, the Administrative Agent and Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement. For the avoidance of doubt, each Purchaser shall be responsible for the indemnity under Section 9.06(c)(ii) with respect to any payments made by such Purchaser to its Participant(s).

Any agreement or instrument pursuant to which a Purchaser sells such a participation shall provide that such Purchaser shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or of the Indenture; provided that such agreement or instrument may provide that such Purchaser will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.02 of the Indenture requiring the consent of the holder of each outstanding Series A Note affected thereby that affects such Participant. The Issuer agrees that each Participant shall be entitled to the benefits of Sections 3.05, 3.06, 3.07 and 3.08 (subject to the requirements and limitations therein, including the requirements under Section 3.08(e) (it being understood that the documentation required under Section 3.08(e) shall be delivered to the participating Purchaser)) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to Section 9.17; provided that such Participant (A) agrees to be subject to the provisions of Section 3.09 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.05, 3.07 or 3.08, with respect to any participation, than its participating Purchaser would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Purchaser that sells a participation agrees, at the Issuer’s request and expense, to use reasonable efforts to cooperate with the Issuer to effectuate the provisions of Section 3.09 with respect to any Participant. Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Issuer, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(b) Notwithstanding any other provisions set forth in this Agreement, each Purchaser may at any time without the consent of, or notice to, the Issuer or the Administrative Agent, create a security interest in all or any portion of its rights under this Agreement, its Series A Note and the Transaction Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity; provided that no such pledge or assignment shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or assignee for such Purchaser as a party hereto.

(c) Notwithstanding any other provisions set forth in this Agreement, each Purchaser (or any permitted assignee thereof that satisfies the conditions set forth in Section 9.17) may at any time without the consent of, or notice to, the Issuer or the Administrative Agent, engage in repurchase or other financing transactions with the Series A Notes held by it or otherwise pledge, hypothecate, rehypothecate, grant a security interest in or otherwise encumber the Series A Notes held by it, provided that no such pledge, hypothecation, rehypothecation or granting of a security interest shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or assignee for such Purchaser as a party hereto; and provided further, that in the case of a foreclosure sale with respect to such Purchaser or Acquiring Purchaser, the purchaser of the interest in the Series A Notes in such sale shall satisfy the Ongoing Ratings Requirement and shall be an Eligible Assignee.

Section 9.04. Defaulting Purchasers.

(a) Defaulting Purchaser Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Purchaser becomes a Defaulting Purchaser, then, until such time as such Purchaser is no longer a Defaulting Purchaser, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Purchaser’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01.

(ii) Undrawn Margin. No Defaulting Purchaser shall be entitled to receive any Undrawn Margin for any period during which that Purchaser is a Defaulting Purchaser (and the Issuer shall not be required to pay any such Undrawn Margin that otherwise would have been required to have been paid to that Defaulting Purchaser for such period).

(b) Defaulting Purchaser Cure. If the Issuer and the Administrative Agent agree in writing that a Purchaser is no longer a Defaulting Purchaser, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Purchaser will, to the extent applicable, purchase at par that portion of outstanding Series A Advances of the other Purchasers or take such other actions as the Administrative Agent may determine to be necessary to cause the Series A Advances to be held pro rata by the Purchasers in accordance with their respective Commitments and by the Purchasers of the applicable Purchaser Group in accordance with their respective Purchaser Percentages, whereupon such Purchaser will cease to be a Defaulting Purchaser; provided that no adjustments will be made retroactively with respect to Undrawn Margin accrued or payments made by or on behalf of the Issuer while that Purchaser was a Defaulting Purchaser; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Purchaser to Purchaser will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser’s having been a Defaulting Purchaser.

Section 9.05. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Series A Notes delivered pursuant hereto shall survive the making and the repayment of the Series A Advances and the execution and delivery of this Agreement and the Series A Notes and shall continue in full force and effect until all interest on and principal of the Series A Notes and all other amounts owed to the Purchasers, the Funding Agents and the Administrative Agent hereunder and under the Indenture have been paid in full and the Commitment of the Purchasers hereunder has been terminated. In addition, the obligations of the Issuer and the Purchasers under Sections 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 9.06, 9.11 and 9.12 shall survive the termination of this Agreement.

Section 9.06. Payment of Costs and Expenses; Indemnification.

(a) Payment of Costs and Expenses. The Issuer agrees to pay on demand all reasonable expenses of the Administrative Agent, each Funding Agent and each Purchaser (including the reasonable and documented fees and expenses of Weil, Gotshal & Manges LLP, counsel for the Administrative Agent and the reasonable fees, charges and disbursements of one local counsel per applicable jurisdiction) in accordance with Section 8.06 of the Indenture in connection with:

(i) the negotiation, preparation, execution, delivery and administration of this Agreement and of each other Transaction Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Transaction Document as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated; and

(ii) the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

The Issuer further agrees to pay, and to save the Administrative Agent, each Funding Agent and each Purchaser harmless from all liability for (i) all reasonable out-of-pocket costs incurred by the Administrative Agent, such Funding Agent or such Committed Purchaser in enforcing this Agreement and (ii) any stamp, documentary or other taxes which may be payable in connection with the execution or delivery of this Agreement, any Borrowing hereunder, or the issuance of the Series A Notes or any other Transaction Documents.

Without limiting the foregoing, the Issuer shall have no obligation to reimburse any Purchaser for any of the fees and/or expenses incurred by such Conduit Purchaser with respect to its sale or assignment of all or any part of its respective rights and obligations under this Agreement and the Series A Notes pursuant to Section 9.17.

(b) Indemnification by the Issuer. Without limiting any other rights which the Funding Agents, the Administrative Agent or the Purchasers may have hereunder or under applicable law, the Issuer hereby agrees to indemnify, solely from funds available for distribution for such purpose by the Issuer, the Administrative Agent, each Funding Agent, each Purchaser and their respective successors and permitted assigns and their respective officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of a Funding Agent or Purchaser, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Issuer and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, of the Notes or any of the other transactions contemplated hereby or thereby, excluding (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts result from bad faith, gross negligence or willful misconduct on the part of a Purchaser seeking indemnification or any material breach by a Purchaser of its obligations hereunder or under the Transaction Documents, or Indemnified Amounts to the extent the same include losses in respect of the Loans that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Loan Obligor. Without limiting the generality of the foregoing, the Issuer shall indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from:

(i) reliance on any representation or warranty made by the Issuer, any Seller, the Servicer, the Administrator or any Subservicer (or any of their respective officers) under or in connection with this Agreement and the other Transaction Documents or any other report, certificate or other written information prepared by the Issuer or by the Servicer or Administrator on its behalf delivered to any Purchaser or any Funding Agent by it pursuant hereto and thereto, which shall have been false or incorrect in any material respect when made;

(ii) the failure by it to comply with any applicable law, rule or regulation with respect to the Loans (including any tax laws) or the nonconformity of the Loans with any such applicable law, rule or regulation;

(iii) any commingling of Collections or the failure to vest and maintain vested in the Indenture Trustee a first priority perfected security interest in the Trust Estate and the proceeds thereof, free and clear of any Lien (other than the lien of the Indenture);

(iv) the failure to file, or any delay in filing, beyond the applicable deadlines set forth in the Transaction Documents, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to all or any part of the Trust Estate and the proceeds thereof, which failure has an adverse effect on the validity, perfected status or priority of the security granted to the Indenture Trustee under the Indenture;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the related Loan Obligor) of a Loan Obligor to the payment of any Loan (including a defense based on the Loan not being the legal, valid and binding obligation of such Loan Obligor enforceable against it in accordance with its terms);

(vi) any failure by the Issuer, any Seller, the Servicer, the Administrator or any Subservicer to perform its duties, covenants or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the related Loan Obligor) of a Loan Obligor to the payment of any Loan based on the failure of the Issuer, any Seller, the Servicer, the Administrator or any Subservicer to qualify to do business or file reports in a given jurisdiction; or

(viii) any litigation, investigation or proceeding, or liability claim or damage suit or other similar or related claim or action of whatever sort (except as expressly excluded above), arising out of or in connection with the Trust Estate or the transactions contemplated by the Transaction Documents.

Any Indemnified Amounts payable hereunder by the Issuer will be payable solely from funds available to the Issuer for distribution pursuant to Section 8.06 of the Indenture (it being understood that, in the event that the Issuer has insufficient funds available to pay any such amounts in full on any Payment Date, the remaining unpaid amounts shall be due and payable on each subsequent Payment Date until paid in full to the extent of available funds for such purpose in accordance with Section 8.06 on each such Payment Date).

(c) Indemnification by the Depositor. Without limiting any other rights which the Funding Agents, the Administrative Agent or the Purchasers may have hereunder or under applicable law, the Depositor hereby agrees to indemnify each Indemnified Party for all Indemnified Amounts awarded against or incurred by any of them in any action or proceeding between the Depositor and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, of the Notes or any of the other transactions contemplated hereby or thereby, in each case to the extent arising out of or as a result of the activities of the Depositor pursuant to, or contemplated by, this Agreement or any of the other Transaction Documents, excluding (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts result from bad faith, gross negligence or willful misconduct on the part of a Purchaser seeking indemnification or any material breach by a Purchaser of its obligations hereunder or under the Transaction Documents, or (ii) Indemnified Amounts to the extent the same include losses in respect of Loans that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Loan Obligor. Without limiting the generality of the foregoing, the Depositor shall indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from:

(i) reliance on any representation or warranty made by it (or any of its officers) under or in connection with this Agreement and the other Transaction Documents or any other report, certificate or other written information prepared by the Depositor or by the Servicer on its behalf delivered to any Purchaser or any Funding Agent by it pursuant hereto and thereto, which shall have been false or incorrect in any material respect when made;

(ii) the failure by it to comply with any applicable law, rule or regulation with respect to the Loans (including any tax laws) or the nonconformity of the Loans with any such applicable law, rule or regulation;

(iii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the related Loan Obligor) of a Loan Obligor to the payment of any Loan (including a defense based on the Loan not being the legal, valid and binding obligation of the Loan Obligor enforceable against it in accordance with its terms);

(iv) any failure by it to perform its duties, covenants or obligations in accordance with the provisions of this Agreement or any other Transaction Document; or

(v) any litigation, investigation or proceeding, or liability claim or damage suit or other similar or related claim or action of whatever sort (except as expressly excluded above) relating to, arising out of or in connection with the Loans, the Trust Estate or the transactions contemplated by this Agreement or any other Transaction Documents, in each case to the extent arising out of or resulting from the acts or omissions of the Depositor.

Any Indemnified Amounts payable hereunder by the Depositor will be payable solely from funds available to the Depositor, and the remaining unpaid amounts shall be due and payable on each subsequent Payment Date until paid in full to the extent of available funds for such purpose.

(d) Indemnification by the Servicer. Without limiting any other rights which the Funding Agents, the Administrative Agent or the Purchasers may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party for all Indemnified Amounts awarded against or incurred by any of them in any action or proceeding between the Servicer (in its capacity as Servicer) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, of the Notes or any of the other transactions contemplated hereby or thereby, in each case to the extent arising out of or as a result of any breach, default or misrepresentation of the Servicer under this Agreement or any of the other Transaction Documents, excluding (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts result from bad faith, gross negligence or willful misconduct on the part of a Purchaser seeking indemnification or any material breach by a Purchaser of its obligations hereunder or under the Transaction Documents, or (ii) Indemnified Amounts to the extent the same include losses in respect of Loans that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Loan Obligor. Without limiting the generality of the foregoing, the Servicer shall indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from:

(i) reliance on any representation or warranty made by the Servicer or any Subservicer (or any of their respective officers) under or in connection with this Agreement and the other Transaction Documents or any other report, certificate or other written information prepared by the Servicer or any Subservicer delivered to any Purchaser or any Funding Agent by it pursuant hereto and thereto, which shall have been false or incorrect in any material respect when made;

(ii) the failure by it or any Subservicer to comply with any applicable law, rule or regulation with respect to the Loans (including any tax laws);

(iii) any failure by it or any Subservicer to perform its duties, covenants or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any litigation, investigation or proceeding, or liability claim or damage suit or other similar or related claim or action of whatever sort (except as expressly excluded above) relating to, arising out of or in connection with the Loans, the Trust Estate or the transactions contemplated by this Agreement or any other Transaction Documents in each case to the extent arising out of or resulting from the acts or omissions of the Servicer or any Subservicer;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the related Loan Obligor) of a Loan Obligor to the payment of any Loan based on the failure of the Servicer or any Subservicer to qualify to do business or file reports in a given jurisdiction; or

(vi) any commingling by the Servicer or any Subservicer of Collections with other funds of the Servicer, such Subservicer or any other Person (other than the Issuer), except as contemplated by the Transaction Documents.

(e) In consideration of the execution and delivery of this Agreement by the Administrative Agent, each Purchaser, ratably according to its respective Commitment, hereby indemnifies and holds the Administrative Agent, each Funding Agent and each of their respective successors and permitted assigns and their respective officers, directors and employees (collectively, for purposes of this clause (e), the “Agent Indemnified Parties”)

harmless from and against any and all Indemnified Amounts awarded against or incurred by any of them in any action or proceeding between a Purchaser and any of the Agent Indemnified Parties or between any of the Agent Indemnified Parties and any third party or otherwise arising out of or as a result of relating to the entering into and performance of this Agreement and any other Transaction Document or any of the other transactions contemplated hereby or thereby, excluding (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts result from bad faith, gross negligence or willful misconduct on the part of a Purchaser seeking indemnification or any material breach by a Purchaser of its obligations hereunder or under the Transaction Documents. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Purchaser hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Amounts which is permissible under applicable law. The indemnity set forth in this Section 9.06(e) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.08). Each Purchaser shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this subsection (e).

Section 9.07. Characterization as Transaction Document; Entire Agreement. This Agreement shall be deemed to be a Transaction Document for all purposes of the Indenture and the other Transaction Documents. This Agreement, together with the Indenture, the documents delivered pursuant to Section 7.01 and the other Transaction Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 9.08. Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at:

(i) in the case of the Issuer, the Issuer Loan Trustee, the Depositor, the Servicer or the Indenture Trustee, its respective address or email address as set forth in Section 10.04 of the Sale and Servicing Agreement;

(ii) in the case of the Administrative Agent, to:

Citibank, N.A.

Vernon Oden

1615 Brett Rd

Ops Building III

New Castle DE 19702

302-894-6009

conduitoperations@citi.com; and

(iii) in the case of any Purchaser to the address and facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties.

All notices and other communications shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or electronic mail or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case (properly addressed) to such party as provided in this Section 9.08 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.08.

Section 9.09. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

Section 9.10. Tax Characterization. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, state and local income and franchise tax purposes, each Purchaser’s share of a Series A Advance will be treated as a separate evidence of indebtedness, (b) agrees to treat each Series A Advance for all such purposes as indebtedness and (c) agrees that the provisions of the Transaction Documents shall be construed to further these intentions.

Section 9.11. No Proceedings; Limited Recourse.

(a) The Issuer and the Depositor. (1) Notwithstanding any prior termination of this Agreement or the Indenture, to the fullest extent permitted by law, each party hereto (other than the Issuer and the Depositor) agrees that it shall not file, commence, join, or acquiesce in a petition or proceeding, or cause either the Depositor or the Issuer to file, commence, join, or acquiesce in a petition or proceeding, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the date the Notes are no longer Outstanding, that causes (i) either the Depositor or the Issuer to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator, or similar official to be appointed for either the Depositor or the Issuer or any substantial part of its property.

(2) Notwithstanding anything to the contrary contained herein, no recourse under or with respect to any obligation, covenant or agreement of the Issuer as contained in this Agreement or any of the other Transaction Documents or any other agreement, instrument or document to which the Issuer is a party shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Issuer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Issuer contained in this Agreement and all other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely corporate obligations of the Issuer. Notwithstanding any provisions contained in this Agreement to the contrary, the Issuer shall not, and shall not be obligated to, pay any fees, costs, indemnified amounts or expenses due pursuant to this Agreement other than in accordance with the order of priorities set forth in Section 8.06 of the Indenture. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended from time to time) against or obligation of the Issuer for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid.

(3) Notwithstanding anything to the contrary contained herein, no recourse under or with respect to any obligation, covenant or agreement of the Depositor as contained in this Agreement or any of the other Transaction Documents or any other agreement, instrument or document to which the Depositor is a party shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Depositor by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Depositor contained in this Agreement and all other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely corporate obligations of the Depositor. Notwithstanding any provisions contained in this Agreement to the contrary, the Depositor shall not, and shall not be obligated to, pay any fees, costs, indemnified amounts or expenses due pursuant to this Agreement until payment in full of all amounts that the Depositor is obligated to pay for deposit into the Collection Account and the Principal Distribution Account pursuant to the Indenture and the other Transaction Documents; provided, however, that the Noteholders shall be entitled to the benefits of the subordination of the Collections allocable to the Trust Certificate to the extent provided in the Indenture. Any amount which the Depositor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended from time to time) against or obligation of the Depositor for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid.

(4) The parties hereto agree that the obligations under this Section 9.11(a) shall survive termination of this Agreement.

(b) The Conduit Purchasers. (1) Notwithstanding any prior termination of this Agreement, the Servicer, the Depositor, the Issuer, the Administrative Agent, each Funding Agent and each other Purchaser covenants and agrees that it will not at any time prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the payment in full of all outstanding commercial paper and similar debt issued by, or for the benefit of, a Conduit Purchaser, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against a Purchaser that is a Conduit Purchaser (or other special purpose entity) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of a Purchaser or any substantial part of its property or ordering the winding up or liquidation of the affairs of such Conduit Purchaser.

(2) No recourse under any obligation, covenant or agreement of any Conduit Purchaser contained in this Agreement, shall be had against any incorporator, stockholder, officer, director or employee of such Conduit Purchaser, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Conduit Purchaser, and that no personal liability whatever shall attach to or be incurred by the incorporators, stockholders, officers, directors or employees of any such Conduit, or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any such Conduit Purchaser of any such obligations, covenants or agreements either at common law or at equity, or by statute or under any constitution, of such Conduit Purchaser and every such incorporator, stockholder, officer, or director is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement. Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall, and shall not be obligated to, fund or pay any amount pursuant to this Agreement or the Notes unless (i) such Conduit Purchaser has received funds which may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes issued by such Conduit Purchaser when due and (ii) after giving effect to such funding or payment, either (x) such Conduit Purchaser could issue commercial paper notes to refinance all of its outstanding commercial paper notes (assuming such outstanding commercial paper notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the commercial paper notes are paid in full. Any amount which a Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Conduit Purchaser for any such insufficiency.

(3) The parties hereto agree that the obligations under this Section 9.11(b) shall survive termination of this Agreement.

Section 9.12. Confidentiality. (a) Each Purchaser agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of the Servicer, the Depositor and the Issuer, other than (i) to their Affiliates, reinsurers, liquidity providers, credit providers, investors or potential investors or the directors, trustees, officers, employees, agents, attorneys, independent or internal auditors, financial advisors or other professional advisors of such Affiliates, reinsurers, liquidity providers, credit providers, investors or potential investors, and then only on a confidential basis, (ii) as requested by any relevant regulatory authority or quasiregulatory authority (such as the National Association of Insurance Commissioners) to the extent required by or advisable under applicable laws or regulations or by any subpoena or similar legal process; (iii) to any rating agency providing a rating for the Series A Notes (with the prior consent of the Depositor) or the Conduit Purchaser’s debt, (iv) in connection with the exercise of any remedies hereunder or under the other Transaction Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (v) with respect to the Administrative Agent and each Purchaser, subject to an agreement containing provisions substantially the same as those of this Section 9.11, to (x) any actual or prospective assignee of any of its rights or obligations under this Agreement and the other Transaction Documents or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Issuer or any of its obligations, or (vi) to the extent such information becomes publicly available other than as a result of a breach of this Section 9.12.

(b) Each of the Issuer, the Depositor and the Servicer agree, severally but not jointly, that it shall not disclose any Confidential Information of any Purchaser to any Person without the prior written consent of the relevant Purchaser, other than (i) to its respective Affiliates and its and their officers, directors, employees, agents and advisors (including, without limitation, legal counsel and accountants), and then only on a confidential basis, (ii) in connection with the performance of their obligations under the Transaction Documents, to any other Person that is a party to the Transaction Documents, and to such Person’s officers, directors, employees, agents and advisors (including, without limitation, legal counsel and accountants), in each case, on a confidential basis and solely to the extent necessary to perform such obligations, provided that Confidential Information of any Purchaser shall not be disclosed to another Purchaser (other than the Administrative Agent acting in such capacity while performing its obligations under the Transaction Documents), (iii) in connection with the proposed sale, transfer or disposal (in any transaction, including, without limitation, any merger, consolidation, purchase, spin-off or split-off) of all or a part of the OneMain Financial Business or Citigroup, Inc.’s (or its subsidiaries’ or Affiliates’) ownership interest therein, to a prospective acquiror, purchaser, or transferee in such transaction, such Person’s Affiliates, and such Person’s potential financing sources and their respective officers, directors, employees, agents and advisors (including, without limitation, legal counsel and accountants), and then only on a confidential and need-to-know basis, (iv) as may be required by the rules, regulations, schedules and forms of the Securities and Exchange Commission in connection with any filings with the Securities and Exchange Commission, including, without limitation, in connection with any transaction described in clause (iii) above or a Qualifying IPO, (v) in any proxy statement or other public filing in connection with any transaction described in clause (ii) above, (vi) as requested by any relevant regulatory authority or quasiregulatory authority to the extent required by or advisable under applicable laws or regulations or by any subpoena or similar legal process (in which case the Issuer, the Depositor or the Servicer, as the case may be, agrees to inform the applicable Purchaser promptly thereof to the extent lawfully permitted to do so), (vii) to any rating agency providing a rating for the Notes or any other indebtedness of all or any part of the OneMain Financial Business, or which is providing a corporate family or issuer rating of all or any part of the OneMain Financial Business, or of any indebtedness for which all or a part of the OneMain Financial Business shall be liable following the consummation of any transaction described in clause (iii) above, (viii) in connection with the exercise of any remedies hereunder or under the other Transaction Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (ix) for purposes of establishing a “due diligence” defense, or (x) to the extent such information becomes publicly available other than as a result of a breach of this Section 9.12; provided that Confidential Purchaser Information may only be disclosed to a Person pursuant to clauses (i), (ii), (iv), (vi), (viii) and (x) above.

(c) “Confidential Information” means the Transaction Documents, any term sheets or other preliminary information related thereto and all written information received from the disclosing party and related to its business that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received as being confidential information, other than any such information that (i) was available to the recipient on a nonconfidential basis prior to its disclosure by the disclosing party or (ii) was or is independently developed by the recipient. “Confidential Purchaser Information” means any Confidential Information provided by a Purchaser to any other party hereto relating to its determination of Yield or the components thereof (including, without limitation, any calculation thereof delivered by a Funding Agent in accordance with Section 3.01); provided that the disclosure of blended average Yield by the Administrative Agent to the Servicer and the Indenture Trustee pursuant to Section 3.01 does not constitute Confidential Purchaser Information. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information. Notwithstanding anything to the contrary herein, each party (and each of their employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction that may be described or included within the Information and all material of any kind (including opinions or other tax analyses) that may be provided to the Administrative Agent, any Funding Agent or the Purchasers relating to such U.S. tax treatment and U.S. tax structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.

Section 9.13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.14. Submission to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

Section 9.15. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, OR RELATING TO AN INCIDENT TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

Section 9.16. Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 9.17. Assignments. (a) (i) Any Committed Purchaser may at any time assign to one or more Eligible Assignees who at such time satisfies the Ongoing Ratings Requirement (each, an “Acquiring Purchaser”) all or any part of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Series A Advances at the time owing to it), with the prior written consent of:

(A) if such assignment is to a Person that is not a Purchaser, an Affiliate of such Purchaser or an Approved Fund with respect to such Purchaser, the Issuer, which consent shall not be unreasonably withheld or delayed (except that the consent of the Issuer will not be required during the continuance of an Early Amortization Event or an Event of Default), and

(B) if such assignment is to a Person that is not a Purchaser, an Affiliate of such Purchaser or an Approved Fund with respect to such Purchaser, the Administrative Agent, which consent shall not be unreasonably withheld or delayed (for the avoidance of doubt, neither the consent of the Issuer nor the Administrative Agent shall be required for an assignment by a Purchaser to an Affiliate of such Purchaser, an Approved Fund or any other Purchaser).

(b) in a minimum amount of $1,000,000 (or the entire amount of such Purchaser’s obligations hereunder, if lesser) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit D (the “Assignment and Assumption Agreement”), executed by such Acquiring Purchaser, such assigning Purchaser and the Issuer if required above and delivered to the Administrative Agent and the Indenture Trustee, provided that (i) assignments pursuant to Section 3.09 shall not require the signature of the assigning Purchaser to become effective, (ii) any such processing and recordation fee in connection with assignments pursuant to Section 3.09 shall be paid by the Issuer or the assignee and (iii) only one such processing and recordation fee shall be payable in connection with simultaneous assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds that are managed by the same investment advisor.

(c) Any assignment shall also be subject to the conditions and transfer restrictions set forth in the Indenture, and no assignment or participation shall be permitted hereunder unless it satisfies the applicable conditions thereto set forth in the Indenture.

(d) The Indenture Trustee, acting solely for this purpose as an agent of the Issuer, shall maintain at the Corporate Trust Office of the Indenture Trustee a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Purchasers, and the Purchaser Percentage of, and principal amounts (and stated

interest) of the Series A Advances owing to, each Purchaser pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Issuer, the Administrative Agent, the Indenture Trustee and the Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Issuer and any Purchaser, at any reasonable time and from time to time upon reasonable prior notice.

(e) Notwithstanding anything herein to the contrary, in the event that the Issuer is no longer an “affiliate” (as defined in Section 23A of the Federal Reserve Act, as amended) of Citigroup Inc. (as determined by Citicorp North America, Inc. in its sole discretion), Citicorp North America, Inc., as Committed Purchaser, may assign all or any part of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Series A Advances at the time owing to it) to Citibank, N.A., without the consent of the Issuer or any other party hereto, by delivering to the Indenture Trustee and the Administrative Agent, notice of such determination and an Assignment and Assumption Agreement executed by Citicorp North America, Inc., as assignor, and Citibank, N.A., as assignee.

Section 9.18. Rights of the Indenture Trustee. The Indenture Trustee shall be entitled to all of the same rights, protections, immunities and indemnities set forth in the Indenture.

Section 9.19. Limitation of Liability of Wilmington Trust. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association (“Wilmington Trust”), not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 9.20. Term. This Agreement shall continue in full force and effect from the Closing Date to the earlier of (i) the first day on which all amounts due and owing to the Funding Agents, the Purchasers, the Administrative Agent and the Indemnified Parties under this Agreement and the other Transaction Documents have been indefeasibly paid in full and the Commitments shall have terminated or expired and (ii) the day on which each of the parties hereto agrees in writing that this Agreement shall be terminated.

Section 9.21. Risk Retention Representations and Undertakings. In order to satisfy the requirement to retain a material net economic interest in the Loans that constitute part of the

Trust Estate which is not less than 5% of the aggregate nominal value of the Loans that constitute part of the Trust Estate in accordance with Article 405(1)(d) of the CRR, the Depositor and Holdings represent and undertake to the following for so long as the Notes remain outstanding:

(a) the Depositor holds, and will hold on an ongoing basis, the Trust Certificate and the aggregate capital contributions of the Depositor in respect of the Trust Certificate represent, and will represent, at least 5% of the nominal value of the Loans that constitute part of the Trust Estate;

(b) the Depositor will not, and will procure that its controlled Affiliates do not, subject the Trust Certificate to any credit risk mitigation or any short positions or any other hedge in a manner that would be contrary to the Risk Retention Requirements;

(c) Holdings holds, and will hold, either directly or indirectly, 100% of the equity ownership interests in the Depositor and the associated rights to residual cash flow under Section 8.06(a)(xii) of the Indenture (the “Retained Interest”) and Holdings’ related aggregate capital contributions represent, and will represent, at least 5% of the nominal value of the Loans that constitute part of the Trust Estate;

(d) Holdings shall not, and shall not permit any Affiliate, to sell or subject the Retained Interest to any credit risk mitigation or any short positions or any other hedge in a manner which would be contrary to the Risk Retention Requirements;

(e) For each Monthly Servicer Report, the Depositor and Holdings shall provide confirmation to the Servicer, the Administrative Agent and each Funding Agent of compliance with clauses (a), (b), (c) and (d) above;

(f) the Depositor and Holdings shall provide prompt written notice to the Administrative Agent and each Purchaser of any breach of clauses (a), (b), (c) and (d) above;

(g) Holdings shall provide prompt written notice to the Administrative Agent, and each Purchaser of any change to the Retained Interest; and

(h) Holdings shall provide all information which the Administrative Agent, any Funding Agent or any Purchaser reasonably requests in order that a Purchaser that is subject, whether directly or indirectly, to the Risk Retention Requirements, may comply with its obligations thereunder.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

ONEMAIN FINANCIAL WAREHOUSE TRUST,
as Issuer

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Rosaline K. Maney
Name: Rosaline K. Maney
Title: Administrative Vice President

ONEMAIN FINANCIAL WAREHOUSE, LLC,
as Depositor

By:	/s/ Oona Robinson
Name: Oona Robinson
Title: Vice President and Assistant Treasurer

ONEMAIN FINANCIAL, INC., a Delaware corporation, as Servicer

By:	/s/ Oona Robinson
Name: Oona Robinson
Title: Vice President and Assistant Treasurer

ONEMAIN FINANCIAL HOLDINGS, INC., solely with respect to Section 9.21

By:	/s/ Oona Robinson
Name: Oona Robinson
Title: Vice President and Treasurer

[SIGNATURE PAGE TO WAREHOUSE NOTE PURCHASE AGREEMENT]

WELLS FARGO BANK, N.A.,
as Indenture Trustee

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President

[SIGNATURE PAGE TO WAREHOUSE NOTE PURCHASE AGREEMENT]

CITIBANK, N.A., as Administrative Agent

By:	/s/ Kevin Lundquist
Name: Kevin Lundquist
Title: Vice President

[SIGNATURE PAGE TO WAREHOUSE NOTE PURCHASE AGREEMENT]

BARCLAYS BANK PLC, as Funding Agent and as a Committed Purchaser

By:	/s/ Chin-Yong Choe
Name: Chin-Yong Choe
Title: Director

Address:	745 Seventh Avenue
5th Floor
New York, NY 10019
Attention:	Chin-Yong Choe

Telephone:	212-528-8159
Facsimile:	646-758-1057
E-mail:	BarcapConduitOps@barclays.com; ASGReports@barclays.com; chin-yong.choe@barclays.com; kieran.brady@barclays.com; eugene.golant@barclays.com; jake.dalpiaz@barclays.com

[SIGNATURE PAGE TO WAREHOUSE NOTE PURCHASE AGREEMENT]

CITICORP NORTH AMERICA, INC., as Funding Agent and as a Committed Purchaser

By:	/s/ Kevin Lundquist
Name: Kevin Lundquist
Title: Vice President

Address:	390 Greenwich Street
1st Floor
New York, NY 10013

Attention:	Kevin Lundquist

Telephone:	212-723-3713
Facsimile:	646-274-5030
E-mail:	kevin.lundquist@citi.com

And for funding, distribution, interest & fees notices, with a copy to:

Address:	1615 Brett Rd
Ops Building III
New Castle DE 19702

Attention:	Vernon Oden
Phone:	302-894-6009
Email:	conduitoperations@citi.com

[SIGNATURE PAGE TO WAREHOUSE NOTE PURCHASE AGREEMENT]

GOLDMAN SACHS BANK USA, as Funding Agent and as a Committed Purchaser

By:	/s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

Address:	200 West Street New York, New York 10282

Attention:	Charles D. Johnston

Telephone:	212-357-7851
Facsimile:
E-mail:	Charles.Johnston@gs.com gs-credit-structured-finance-ny@ny.email.gs.com

[SIGNATURE PAGE TO WAREHOUSE NOTE PURCHASE AGREEMENT]

ROYAL BANK OF CANADA, as Funding Agent and as a Committed Purchaser

By:	/s/ Thomas C. Dean
Name: Thomas C. Dean
Title: Authorized Signatory

By:	/s/ Danielle M. Bartosik
Name: Danielle M. Bartosik
Title: Authorized Signatory

Address:	200 Vesey Street
12th Floor
New York, NY 10281

Attention:	Securitization Finance

Telephone:	(212) 428-6453
Facsimile:	(212) 428-2304
E-mail:	Thomas.dean@rbccm.com
Danielle.bartosik@rbccm.com
conduit.management@rbccm.com
rbcglat2@rbc.com

With a copy to:

Royal Bank of Canada
Attention: Conduit Management
Address: 2 Little Falls Centre
2751 Centerville Road
Suite/Floor: Suite 212
City/State/Zip: Wilmington, DE 19808

[SIGNATURE PAGE TO WAREHOUSE NOTE PURCHASE AGREEMENT]

WELLS FARGO BANK, N.A., as Funding Agent and as a Committed Purchaser

By:	/s/ Adam Bowman
Name: Adam Bowman
Title: Director

Address:	550 South Tryon Street
5th Floor
Charlotte, NC 28202

Attention:	Branden Avishar

Telephone:
Facsimile:	(704) 410-0223
E-mail:	branden.s.avishar@wellsfargo.com

[SIGNATURE PAGE TO WAREHOUSE NOTE PURCHASE AGREEMENT]

Schedule I

LIST OF CONDUIT PURCHASERS AND

COMMITTED PURCHASERS

Purchaser Groups:

1.	Barclays Bank PLC, as a Committed Purchaser
Purchaser Percentage: 100%

Commitment Percentage: 20.0%

Initial Commitment Amount: $600,000,000

Funding Agent: Barclays Bank PLC

Wiring Instructions for Payments to Funding Agent:

Name of Destination Bank: Barclays Bank PLC

ABA # of Destination Bank: 026-002-574

Acct Name for Wire Transfers: Barclays CLAD Account

Acct # for Wire Transfers: 050-019-104

Reference: OneMain Warehouse Trust

Attention: John McVeigh

2.	Citicorp North America, Inc., as a Committed Purchaser
Purchaser Percentage: 100%

Commitment Percentage: 20.0%

Initial Commitment Amount: $600,000,000

Funding Agent: Citicorp North America, Inc.

Wiring Instructions for Payments to Funding Agent:

Name of Destination Bank: Citibank NA

ABA # of Destination Bank: 021-000-089

Acct Name for Wire Transfers: Houston

Acct # for Wire Transfers: 3904-1387

Reference: OneMain Warehouse

Attention: Conduit Operations

3.	Goldman Sachs Bank USA, as a Committed Purchaser
Purchaser Percentage: 100%

Commitment Percentage: 20.0%

Initial Commitment Amount: $600,000,000

Funding Agent: Goldman Sachs Bank USA

Wiring Instructions for Payments to Funding Agent:

Name of Destination Bank: CITIBANK, N.A.

ABA # of Destination Bank: 021000089

Acct Name for Wire Transfers: GOLDMAN SACHS BANK USA

Acct # for Wire Transfers: 30627664

Reference: OneMain Financial Warehouse Trust

Attention: Warehouse Lending

4.	Royal Bank of Canada, as a Committed Purchaser
Purchaser Percentage: 100%

Commitment Percentage: 20.0%

Initial Commitment Amount: $600,000,000

Funding Agent: Royal Bank of Canada

Wiring Instructions for Payments to Funding Agent:

Name of Destination Bank: JP Morgan Chase, New York

ABA # of Destination Bank: 0210-0002-1

Acct Name for Wire Transfers: N/O Royal Bank of Canada New York

Acct # for Wire Transfers: 920-1-033363

For Further Credit to Account 218-599-9

Reference: OneMain Financial Warehouse Trust Series 2015-A

Attention: Susie Faria or Miyuki Kataoka

5.	Wells Fargo Bank, N.A., as a Committed Purchaser
Purchaser Percentage: 100%

Commitment Percentage: 20.0%

Initial Commitment Amount: $600,000,000

Funding Agent: Wells Fargo Bank, N.A.

Wiring Instructions for Payments to Funding Agent:

Name of Destination Bank: Wells Fargo Bank, N.A.

ABA # of Destination Bank: 121000248

Acct Name for Wire Transfers: Asset Securitization Division

Acct # for Wire Transfers: 01000801628802

Reference: OneMain Warehouse Trust, Series 2015-A

Attention: Daksha Shah – (704) 410-5629

EXHIBIT A

to Note Purchase Agreement

FORM OF FUNDING NOTICE

Citibank, N.A.,

as Administrative Agent

Attention: Vernon Oden

and

Wells Fargo Bank, N.A.,

as Indenture Trustee

Attention: Marianna Stershic

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of February 3, 2015 by and among the OneMain Financial Warehouse Trust, as Issuer, OneMain Financial Warehouse, LLC, as Depositor, OneMain Financial, Inc., as Servicer, OneMain Financial Holdings, Inc. (solely with respect to Section 9.21 thereof), Wells Fargo Bank, N.A., as Indenture Trustee, the Purchasers and Funding Agents from time to time party thereto, and Citibank, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”)

Pursuant to Section 2.03(a) of the Note Purchase Agreement, the undersigned hereby gives you irrevocable notice that the undersigned hereby requests a Series A Advance under the Note Purchase Agreement and in connection thereto sets forth below the information relating to such Series A Advance (the “Proposed Borrowing”) as of the date hereof:

(i) The amount of the Proposed Borrowing is U.S. $[            ].

(ii) The proposed Funding Date is [                    ], 20[    ]:

(iii) Wire Instructions:

Bank: Wells Fargo Bank, N.A.

ABA Number: 121000248

Account Number: 0001038377

For further credit: 83570002

Account Name: OMF Whse Princ Distrib Acct

Attention: Tony Kubes 612-466-5821

The undersigned hereby certifies that on the Funding Date of such Proposed Borrowing, at the time of and immediately after giving effect to such Proposed Borrowing:

(a)(i) The representations and warranties of the Issuer and OneMain Financial set out in Article VI of the Note Purchase Agreement, and (ii) the

4

representations and warranties of each of the Issuer, the Depositor, OneMain Financial and the OMF Entities set out in the Indenture and the other Transaction Documents to which each is a party, in each such case, shall be true and accurate as of the proposed Funding Date with the same effect as though made on that date (except that, to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct at and as of such earlier date);

(b) No potential Event of Default, Event of Default, potential Servicer Default, Servicer Default, potential Early Amortization Event or Early Amortization Event shall have occurred and be continuing or would occur as a result of such Borrowing.

(c) Each of the other conditions to borrowing set forth in Section 7.03 of the Note Purchase Agreement shall be satisfied

Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in Schedule II to the Sale and Servicing Agreement, dated as of February 3, 2015, among OneMain Financial Warehouse, LLC, as the Depositor, Wells Fargo Bank, N.A., not in its individual capacity, but solely as loan trustee for the benefit of the Depositor, the Servicer, the Subservicers party thereto, the Issuer and the Issuer Loan Trustee.

Very truly yours,

ONEMAIN FINANCIAL WAREHOUSE TRUST, as Issuer

By:	ONEMAIN FINANCIAL WAREHOUSE, LLC, as Depositor

By:
Name: Oona Robinson
Title: Vice President and Assistant Treasurer

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EXHIBIT B

to Note Purchase Agreement

FORM OF OPTIONAL PREPAYMENT NOTICE

Citibank, N.A.,

as Administrative Agent

Attention: Vernon Oden

and

Wells Fargo Bank, N.A.,

as Indenture Trustee

Attention: Marianna Stershic

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of February 3, 2015 by and among the OneMain Financial Warehouse Trust, as Issuer, OneMain Financial Warehouse, LLC, as Depositor, OneMain Financial, Inc., as Servicer, OneMain Financial Holdings, Inc. (solely with respect to Section 9.21 thereof), Wells Fargo Bank, N.A., as Indenture Trustee, the Purchasers and Funding Agents from time to time party thereto, and Citibank, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”)

Pursuant to Section 2.03(b) of the Note Purchase Agreement, the undersigned hereby gives you irrevocable notice that the undersigned hereby requests an Optional Prepayment of Series A Advances under the Note Purchase Agreement and in connection thereto sets forth below the information relating to such Optional Prepayment as of the date hereof:

(i) The proposed Optional Prepayment Amount is U.S. $[            ].

(ii) The proposed Optional Prepayment Date is [                    ], 20[    ]:

Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in Schedule II to the Sale and Servicing Agreement, dated as of February 3, 2015, among OneMain Financial Warehouse, LLC, as the Depositor, Wells Fargo Bank, N.A., not in its individual capacity, but solely as loan trustee for the benefit of the Depositor, the Servicer, the Subservicers party thereto, the undersigned and the Issuer Loan Trustee.

[Signature page follows]

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Very truly yours,

ONEMAIN FINANCIAL WAREHOUSE TRUST, as Issuer

By:	ONEMAIN FINANCIAL WAREHOUSE, LLC, as Depositor

By:
Name: Oona Robinson
Title: Vice President and Assistant Treasurer

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EXHIBIT C

to Note Purchase Agreement

FORM OF VOLUNTARY DECREASE NOTICE

Citibank, N.A.,

as Administrative Agent

Attention: Vernon Oden

and

Wells Fargo Bank, N.A.,

as Indenture Trustee

Attention: Marianna Stershic

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of February 3, 2015 by and among the OneMain Financial Warehouse Trust, as Issuer, OneMain Financial Warehouse, LLC, as Depositor, OneMain Financial, Inc., as Servicer, OneMain Financial Holdings, Inc. (solely with respect to Section 9.21 thereof), Wells Fargo Bank, N.A., as Indenture Trustee, the Purchasers and Funding Agents from time to time party thereto, and Citibank, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”)

Pursuant to Section 2.03(c) of the Note Purchase Agreement, the undersigned hereby gives you irrevocable notice that the undersigned hereby requests a Voluntary Decrease of the Series A Maximum Principal Amount under the Note Purchase Agreement and in connection thereto sets forth below the information relating to such Voluntary Decrease as of the date hereof:

(i) The Series A Maximum Principal Amount as of the date hereof is U.S. $[            ].

(ii) The proposed amount of such Voluntary Decrease is U.S. $[            ].

(iii) The Series A Maximum Principal Amount after giving effect to such Voluntary Decrease is U.S. $[            ].

[(iv) The Decrease Payment Amount with respect to such Voluntary Decrease is U.S. $[            ].]

[(iv)][(v)] The proposed Voluntary Decrease Date is [                    ], 20[    ]:

Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in Schedule II to the Sale and Servicing Agreement, dated as of February 3, 2015, among OneMain Financial Warehouse, LLC, as the Depositor, Wells Fargo Bank, N.A., not in its individual capacity, but solely as loan trustee for the benefit of the Depositor, the Servicer, the Subservicers party thereto, the Issuer and the Issuer Loan Trustee.

[Signature page follows]

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Very truly yours,

ONEMAIN FINANCIAL WAREHOUSE TRUST, as Issuer

By:	ONEMAIN FINANCIAL WAREHOUSE, LLC, as Depositor

By:
Name: Oona Robinson
Title: Vice President and Assistant Treasurer

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EXHIBIT D

to Note Purchase Agreement

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Part A of Schedule II (together with Part B of such Schedule II, the “Definitions Schedule”) to the Sale and Servicing Agreement, dated as of February 3, 2015 among ONEMAIN FINANCIAL WAREHOUSE, LLC, as the Depositor, WELLS FARGO BANK, N.A., as the Depositor Loan Trustee, ONEMAIN FINANCIAL, INC., as the Servicer, the Subservicers party thereto, ONEMAIN FINANCIAL WAREHOUSE TRUST, as the Issuer, and WELLS FARGO BANK, N.A., as Issuer Loan Trustee (as amended, the “Sale and Servicing Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Note Purchase Agreement identified below (as amended, the “Note Purchase Agreement”), as of the Effective Date inserted by the Indenture Trustee as contemplated below all of the Assignor’s rights and obligations in its capacity as a Purchaser under the Note Purchase Agreement, and as a holder of Series A Notes under the Indenture and its interests in the Series A Notes, and any other documents or instruments delivered pursuant thereto, to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Note Purchase Agreement, the Indenture and the Series A Notes (including its Commitment and the Series A Advances owing to it as of the Effective Date) (the rights and obligations sold and assigned pursuant hereto being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

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1. Assignor:

2. Assignee:

[a Purchaser][an Affiliate of [Assignor]][an Approved Fund with respect to [Assignor]]

3. Issuer:	ONEMAIN FINANCIAL WAREHOUSE TRUST

4. Indenture Trustee:	WELLS FARGO BANK, N.A., as the Indenture Trustee under the Indenture

5. Administrative Agent:	CITIBANK, N.A., as the Administrative Agent under the Note Purchase Agreement

6. Note Purchase Agreement:	Note Purchase Agreement, dated as of February 3, 2015 among the Issuer, the Depositor, the Servicer, WELLS FARGO BANK, N.A., as Indenture Trustee, the several Conduit Purchasers and Committed Purchasers and their respective Funding Agents party thereto, and CITIBANK, N.A., as Administrative Agent.

6. Assigned Interest:

Amount of Assignor’s Commitment (as Percentage of Series A Maximum Principal Amount)	Assignor’s Commitment Following Effective Date (as Percentage of Series A Maximum Principal Amount)	Assignee’s Commitment Following Effective Date (as Percentage of Series A Maximum Principal Amount)	Amount of Funded Balance of Assigned Interest
[ ]%	[ ]%	[ ]%	$[ ]

7. Appointment of Funding Agent: Pursuant to Section 5.08 of the Note Purchase Agreement, the Assignee hereby designates and appoints:

                             as its Funding Agent for all purposes under the Note Purchase Agreement and the Indenture and hereby authorizes such Funding Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to such Funding Agent by the terms of the Note Purchase Agreement or the Indenture, together with such powers as are reasonably incidental thereto. Such Funding Agent hereby accepts such appointment and agrees to perform its duties as provided for in the Note Purchase Agreement and the Indenture, including being the registered holder of such Assignee’s Notes.

Effective Date:                 , 20     [TO BE INSERTED BY THE INDENTURE TRUSTEE AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE NOTE REGISTER THEREFOR.]

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The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

FUNDING AGENT

[NAME OF NEW FUNDING AGENT]

By:
Name:
Title:

Address:

Attention:

Telephone:
Facsimile:
E-mail:

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Consented to:

CITIBANK, N.A.[1],
as Administrative Agent

By:
Name:
Title:

[Consented to:][2]

ONEMAIN FINANCIAL WAREHOUSE TRUST, as Issuer

By:	ONEMAIN FINANCIAL WAREHOUSE, LLC, as Depositor
By:
Name:
Title:

[1]	The Administrative Agent’s consent will not be required if the assignment is to another Purchaser, an Affiliate of the Assignor or an Approved Fund with respect to such Assignor.
[2]	The Issuer’s consent will not be required if an Event of Default has occurred and is continuing or the assignment is to another Purchaser, an Affiliate of the Assignor or an Approved Fund with respect to such Assignor.

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ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the registered holder of the Series A Note (or portion thereof) being assigned, (ii) it is the legal and beneficial owner of the Assigned Interest, (iii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Note Purchase Agreement or any other Transaction Document, (ii) the financial condition of the Issuer, the Issuer Loan Trustee, the Depositor, the Depositor Loan Trustee, the Sellers, the Performance Support Provider or any of their respective Subsidiaries or Affiliates, or any other Person obligated in respect of any Transaction Document or (iii) the performance or observance by the Issuer, the Issuer Loan Trustee, the Depositor, the Depositor Loan Trustee, the Sellers, the Performance Support Provider or any of their respective Subsidiaries or Affiliates, or any other Person of any of their respective obligations under any Transaction Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Committed Purchaser under the Note Purchase Agreement and a holder of the Series A Notes, (ii) it satisfies the requirements specified in the Note Purchase Agreement and the Indenture that are required to be satisfied by it in order to acquire the Assigned Interest and become a Committed Purchaser and a Noteholder (including, without limitation, that it is an Eligible Assignee), (iii) from and after the Effective Date, it shall be bound by the provisions of the Note Purchase Agreement and the other Transaction Documents as a Committed Purchaser and a Noteholder thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Committed Purchaser and a Noteholder thereunder, (iv) it has received a copy of the Note Purchase Agreement, the Indenture and the other Transaction Documents, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Indenture Trustee or any other Purchaser; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions, (ii) it will hold at least the minimum denomination of the Series A Notes permitted under the Indenture, (iii) it will comply with any other transfer restrictions or other related procedures described in the Note Purchase Agreement and the Indenture, and (iv) it will perform in accordance with their terms all of the obligations which by the terms of the Note Purchase Agreement and the other Transaction Documents are required to be performed by it as a Purchaser and a Noteholder.

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Additionally, the Assignee hereby represents and agrees to the Indenture Trustee, the Issuer and the Administrative Agent that:

(a)(A) it is a “qualified institutional buyer” (a “QIB”) within the meaning of Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and is acquiring the Assigned Interest for its own account or as a fiduciary or agent for others (which others are also QIBs) for investment purposes and not for distribution in violation of the Securities Act, and it is able to bear the economic risk of an investment in the Notes and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing the Notes, or (B) it is not a “U.S. person” (as defined in Regulation S under the Securities Act (“Regulation S”) (and is not purchasing for the account or benefit of a “U.S. person” as defined in Regulation S), is outside the United States and is acquiring the Notes pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S;

(ii) it understands that the Notes are being offered only in a transaction that does not require registration of the Notes under the Securities Act and, if it decides to resell, pledge or otherwise transfer such Notes, then it agrees that it will resell, pledge or transfer such Notes only (A) so long as such Notes are eligible for resale pursuant to Rule 144A, to a person who it reasonably believes is a QIB acquiring the Notes for its own account or as a fiduciary or agent for others (which others must also be QIBs) to whom notice is given that the resale or other transfer is being made in reliance on Rule 144A, or (B) to a purchaser who is not a “U.S. person” (as defined in Regulation S) (and is not purchasing for the account or benefit of a “U.S. person” as defined in Regulation S), is outside the United States and is acquiring the Notes pursuant to an exemption from registration under the Securities Act in accordance with Rule 903 or Rule 904 of Regulation S and, in each case, in accordance with any applicable United States state securities or “Blue Sky” laws or any securities laws of any other jurisdiction;

(iii) it shall notify each subsequent assignee or transferee of the Notes that (A) the Notes have not been registered under the Securities Act, (B) the holder of Notes is subject to the restrictions on the resale or other transfer thereof described in clause (ii) above, and (C) such transferee shall be deemed to have represented (1) as to its status as a QIB purchasing the Notes in reliance on Rule 144A or as not a “U.S. person” (as defined in Regulation S) (and is not purchasing for the account or benefit of a “U.S. person” as defined in Regulation S) and as outside the United States, acquiring the Notes pursuant to an exemption from registration under the Securities Act in accordance with Rule 903 or Rule 904 of Regulation S, as the case may be, (2) if such transferee is a QIB, that such transferee is acquiring the Notes for its own account or as a fiduciary or agent for others (which others also must be QIBs), and (3) that such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing;

(iv)(A) it understands that each Rule 144A Note will bear the legends set forth in Exhibit A to the Indenture and (B) it understands that each Regulation S Note will bear the legends set forth in Exhibit A to the Indenture; and

(v) it is not and is not acting on behalf or using the assets of (1) an “employee benefit plan,” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (2) a “plan,” as defined in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section

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4975 of the Internal Revenue Code, (3) an entity whose underlying assets include “plan assets” by reason of such employee benefit plan’s or plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. 2510.3-101, as modified by section 3(42) of ERISA), or (4) any governmental, church, non-U.S. or other plan that is subject to any non-U.S., federal, state or local law that is substantially similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code or an entity whose underlying assets include assets of any such plan.

2. Payments. From and after the Effective Date, the Issuer and the Indenture Trustee shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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